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                                                                  EXHIBIT 10.10

                  THYMOSIN BETA 4 LICENSE AND SUPPLY AGREEMENT
                                  ("AGREEMENT")

         This Agreement is made and entered into effective as of January 21, 2004 (the "Effective Date"), by and between

         REGENERX BIOPHARMACEUTICALS, INC., a company organized and existing pursuant to the laws of the State of Delaware, USA, having its principal offices at 3 Bethesda Metro Center, Suite 700, Bethesda, Maryland, USA (hereinafter "RegeneRx");

                                       and

         DEFIANTE FARMACEUTICA LDA, a company organized and existing pursuant to the laws of Portugal recorded with the Register of Commerce of the Free Zone of Madeira n(degree) 04607/991124, V.A.T. Code n(degree) 511129840, having its registered offices at Rua Dos Ferreiros 260, 9000 082 Funchal, Madeira, Portugal (hereinafter "Defiante").

         RegeneRx and Defiante may be alternately referred to as party, individually, or parties, collectively.

                                    Recitals
                                    --------

         A. RegeneRx has expertise in developing and manufacturing certain biologically active peptides, including Thymosin Beta 4, for incorporation into commercial pharmaceutical products;

         B. Defiante has, directly or indirectly, expertise in developing, distributing and selling a variety of pharmaceutical and dietary products; and

         C. RegeneRx and Defiante desire to enter into an arrangement for the commercial development, marketing and distribution of Thymosin Beta 4-based products under the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual representations, covenants and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RegeneRx and Defiante agree as follows:

                                   ARTICLE 1
                                   ---------
                                   DEFINITIONS

The following terms, as used in this Agreement, shall have the meanings set forth in this Article:

         1.1 "AFFILIATE" means any firm or corporation which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, a party. "Control" means the legal or beneficial ownership of fifty percent (50%) or more of the voting or equity interests or the power or right to direct the management and affairs of the entity's business (including acting as the general partner of a limited partnership). For the sake of clarity, any Affiliates to which Defiante grants certain rights, as provided hereunder, under validly executed license agreements, shall have appropriate terms and conditions and be commensurate with those recited herein, which are related to the development, marketing and distribution of the Finished Products.

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         1.2 "BULK ACTIVE MATERIAL" means a sequence of amino acids primarily based on the 43 amino acid peptide commonly referred to as Thymosin Beta 4, in the form of an active ingredient to be utilized as a component in the Finished Products.

         1.3 "COMMERCIAL MARKETING APPROVAL" means all authorizations, permissions, applications and/or registrations from the regulatory and/or governmental health authorities, including but not limited to the European Medicinal Evaluation Authority ("EMEA") and ICH Guidelines, for each of the countries in the Territory, which are necessary and required for the importation, marketing, use, distribution and Sale of the Finished Products in the Territory.

         1.4 "CUSTOMER" means any wholesaler, hospital or other entity that obtains the Finished Products as a result of a Sale.

         1.5 "DEFIANTE IMPROVEMENTS" mean any and all enhancements, changes, alterations or modifications, including but not limited to, new therapeutic indications, compositions, fragments, isoforms, analogues, synthetic derivatives and combinations thereof or with other biologically active ingredients, developed, created or generated, directly or indirectly, by Defiante, its Affiliates or Sub-Licensees during the Term of this Agreement, related to or based on the Finished Products, which are the subject of an independent, stand-alone proprietary interest and which do not incorporate or infringe the RegeneRx Improvements or Joint Improvements, nor any of RegeneRx's Patents.

         1.6 "DISTRIBUTOR" means any entity authorized by Defiante, its Affiliates or Sub-Licensees, that under validly executed agreements, which are commensurate, as appropriate, with the terms and conditions recited herein, that shall be authorized only to distribute in the Territory the Finished Products as a result of a Sale to Customers. Defiante, on an annual basis on each anniversary of the Effective Date, shall provide RegeneRx a list of all Distributors

         1.7 "DOCUMENTATION" means any and all proprietary and confidential reports, Specifications, registration material and dossiers resulting from clinical trials, including associated patient history (where permitted and in compliance with all local country disclosure laws), toxicological data, any and all technical data, notices, pre-clinical data, clinical data, CMC (chemistry, manufacturing, control data), pharmacokinetic and pharmacological test and analytical data and any orphan drug submissions, applications or designations, and any other embodiment of technical information, whether in electronic or tangible form, related to or associated with Defiante Improvements, Joint Improvements, RegeneRx Improvements, Bulk Active Material or Finished Products.

         1.8 "FIELD OF USE" means the availability and use of the Finished Products formulated for the prevention and/or treatment of any indication for external wounds and internal wounds. For the sake of clarity, such indications shall include, but not be limited to, the gastrointestinal tract and burns; and shall not include ocular wounds. It is understood that any treatment or use of the Finished Products may not be incorporated into the form of any type of cosmetic product. It is understood by the parties that no expansion of this Field of Use may occur without the express authorization of RegeneRx.

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         1.9 "FINISHED PRODUCTS" mean any prescription or over-the-counter pharmaceutical product, or a medical device, in the Field of Use containing the Bulk Active Material.

         1.10 "KNOW-HOW" means any and all proprietary and confidential Information, concepts, ideas, alterations, changes, apparatus, devices, inventions, methods, techniques, processes, formulations, compositions and technology arising from, associated with, based on or related to Bulk Active Material and/or RegeneRx Improvements, which are subject to Intellectual Property interests under Article 7, Section 7.2.

         1.11 "JOINT IMPROVEMENTS" means any and all enhancements, changes, alterations or modifications, including but not limited to, new therapeutic indications, compositions, fragments, isoforms, analogues, synthetic derivatives and combinations thereof or with other biologically active ingredients, developed, created or generated jointly by RegeneRx and Defiante during the Term of this Agreement, resulting from or based on the Finished Products, RegeneRx Improvements and/or Defiante Improvements.

         1.12 "MANUFACTURING APPROVAL" means all authorizations, permissions, applications and/or registrations from the relevant regulatory and/or local government health authorities in each of the countries in the Territory, which are necessary and required for the manufacture of the Bulk Active Material.

         1.13 "MARKETING YEAR" means each calendar year (January 1 - December
31) during the Term hereof provided that the first Marketing Year shall begin on the first day of the month during which the Finished Product is first made commercially available in any country in the Territory and shall end on December 31 of the following calendar year.

         1.14 "NET SALES" mean the gross receipt of monies from a Customer attributable to each Sale of the Finished Product minus:

              (a) actual Finished Products shipping expenses;

              (b) actual reasonable discount amounts for a quantity of units of Finished Products against the gross Sales price;

              (c) actual amounts repaid or credited to Customers either directly or indirectly through Defiante, its Affiliates, Sub-Licensees or Distributors, by reason of defects, rejections, recalls, returns, rebates and allowances;

              (d) normal and customary chargebacks and other amounts paid on the Sale of the Finished Products;

              (e) normal and customary third party cash rebates and chargebacks related to Sales of the Finished Products, if and to the extent allowed under applicable laws of the Territory;

              (f) retroactive price reductions that are actually allowed or granted;

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              (g) any actual Sale and other excise taxes, use taxes, tariffs, export license fees and duties paid, as required, in connection with each Sale; and

              (h) any other normal and customary specifically identifiable costs or charges included in the gross invoiced Sale price of such Finished Products falling within categories substantially equivalent to those listed above.

         1.15 "PATENTS" mean any and all inventions, processes or methods which are the subject of patent applications under U.S. Patent Laws (35 U.S. ss. 101 et seq.) or equivalent international patent laws, and the resulting granted U.S. or foreign patent, including associated Letters Patent, substitutions, re-examinations, extensions, reissues, continuations, continuations-in-part, divisionals, Supplemental Protection Certificates (SPC) or other recognized forms of patent protection, whether U.S. or foreign, issued therefrom owned or controlled by RegeneRx and relating to Bulk Active Material, Finished Products, Joint Improvements or RegeneRx Improvements. Patents related to Bulk Active Material at the Effective Date are recited in Attachment A, which is made a part hereof by reference. During the Term of this Agreement and in the event of the occurrence of RegeneRx Improvements or Joint Improvements, which may be the subject of Patents, such Patents shall be added to Attachment A from time to time throughout the Term herein.

         1.16 "REGENERX IMPROVEMENTS" mean any and all enhancements, changes, alterations or modifications, including but not limited to, new therapeutic indications, compositions, fragments, isoforms, analogues, synthetic derivatives and combinations thereof or with other biologically active ingredients, developed, created or generated, directly or indirectly, by RegeneRx during the Term of this Agreement related to, resulting from, based on or arising from the Bulk Active Material and/or the Finished Products.

         1.17 "SALE" means the commercial transfer, either directly or indirectly through a Distributor and/or a Sub-Licensee, as embodied in a commercial transaction document such as, but not limited to, a vendor agreement, purchase order, or the like, of one or more units of the Finished Products to a Customer for monetary consideration. All Sales must be for monetary consideration and may not be for in-kind consideration. In particular, a Sale is considered made on the date an invoice is issued by Defiante, Sub-Licensee or Distributor to Customer for one or more unit quantities of the Finished Products.

         1.18 "SPECIFICATIONS" mean information that includes, but is not limited to, physical descriptions, testing methods and expected assay values, which recite the strict requirements for Bulk Active Material to be incorporated into the Finished Products as permitted under the Field of Use for the Territory, which are subject to Commercial Marketing Approval by the relevant authorities for each country in the Territory. The Specifications may be modified from time to time by RegeneRx upon reasonable prior notice to Defiante and subject to approval by the relevant regulatory authorities for Commercial Marketing Approval for each country in the Territory. It is understood that additions or modifications to the Specifications may be required by relevant regulatory authorities for Commercial Marketing Approval for each country in the Territory from time to time throughout the Term herein. The Specifications in effect as of the Effective Date are attached as Attachment B, which is made a part hereof by reference.

         1.19 "SUB-LICENSEES" mean any third party entities, excluding Defiante's Affiliates, to which Defiante grants certain rights, as authorized hereunder, under validly executed license agreements, which are commensurate, as appropriate, with the terms and conditions recited herein, related to the development, marketing and distribution of the Finished Products. All Sub-Licensees, and any and all associated license agreements, shall be subject to the written approval of RegeneRx, which approval shall not be unreasonably withheld or delayed.

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         1.20 "TERRITORY" means the countries listed in Attachment C, which is made a part hereof by reference.

         1.21 "TRADEMARK FOR THE FINISHED PRODUCT" means one or more terms, designs, marks, names or other designations, which will be associated with the Finished Products, that will be chosen by Defiante in cooperation with RegeneRx and thereafter, filed and registered, at Defiante's expense, in each country of the Territory by Defiante in the name of Defiante or its designee. Trademark for the Finished Product, once determined and registered, will be identified in Attachment G, which is made a part hereof by reference.

         1.22 "TRADEMARK FOR THE BULK ACTIVE MATERIAL" means one or more terms, designs, marks, names or other designations, which will be associated with the Bulk Active Material, that will be chosen by RegeneRx and, at RegeneRx's discretion, filed and registered, at RegeneRx's expenses, in each country of the Territory by RegeneRx in the name of RegeneRx or its designee. Trademark for the Bulk Active Material, once chosen, will be identified in Attachment F, which is made a part hereof by reference, and any use thereof will be subject to "The Trademark Style Guide and Requirements," which is attached hereto and made a part hereof.

         1.23 "VALID CLAIM" means, on a country-by-country basis in the Territory, a granted claim within the issued Patents, which has not been held invalid and/or unenforceable in a decision of a patent office, court or other government agency of competent jurisdiction, unappealable or unappealed within the time frame allowed for appeal. However, if no challenge to the Patents occur, the claims in the issued Patents shall be presumed to be Valid Claims.

         1.24 "WARRANTY AND UNDERTAKING" means the document which is executed between RegeneRx and Sigma-Tau Finanziaria SpA, an Affiliate of Defiante, that guarantees the performance of and assumes certain of the responsibilities of Defiante, or its Affiliates, should Defiante, or its Affiliates, breach or fail to perform under the Agreement. It is understood that such responsibilities shall not include the requirement by Sigma-Tau Finanziaria SpA to continue, directly or indirectly, the Sales of Finished Products, unless Sigma-Tau Finanziaria SpA desires to so continue as provided under this Agreement. In the event Sigma-Tau Finanziaria SpA does not elect to continue Sales, then this Agreement shall terminate as provided hereunder, and Sigma-Tau Finanziaria SpA shall assume all termination obligations and liabilities to which Defiante, or its Affiliates, would be subject but has refused to be subject following sixty
(60) day opportunity to assume such liabilities and obligations upon Defiante's, or its Affiliates', breach or failure to perform hereunder. The Warranty and Undertaking is described in Attachment D, which is made a part hereof by reference.

It is understood that the definitions shall have the same meaning regardless of whether a term is used in the singular or plural form.

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                                   ARTICLE 2
                                   ---------
                     LICENSE GRANTS, RESERVATIONS OF RIGHTS

         2.1 Grant of License to Finished Products. In consideration of the fees and royalty payments payable hereunder as recited in Article 3, Defiante agrees to accept from RegeneRx and RegeneRx hereby grants, only in the Territory under the terms and conditions recited herein and for the Term as specified herein, to Defiante the sole and exclusive, royalty-bearing, transferable (subject to authorizations in Section 2.3 herein), sub-licensable (subject to authorizations in Section 2.4 herein) right in the Field of Use under the Know-How, the Documentation, the RegeneRx Improvements, Joint Improvements and the Patents :
i) to use Bulk Active Material to produce or have produced Finished Products only for making Sales in the Field of Use, either directly, through its Affiliates or through Distributors or Sub-Licensees, in the Territory; and ii) to use Bulk Active Material to conduct internal research and development activities relative to and for the benefit of making Joint Improvements or Defiante Improvements to Finished Products (collectively "Finished Products Grant").

         2.2 Grant of License to Trademark for the Bulk Active Material. In consideration of the fees and royalty payments payable hereunder as recited in
Article 3, Defiante agrees to accept from RegeneRx and RegeneRx hereby grants, only in the Territory under the terms and conditions recited herein and for the Term as specified herein, to Defiante a non-exclusive, royalty-bearing, transferable (subject to authorizations herein), sub-licensable (subject to authorizations herein) right in the Field of Use to use, copy, publish, display, distribute and disseminate, on or in any tangible form or electronic media, the Trademark for the Bulk Active Material only in connection with the Sale of Finished Products in the Field of Use and associated marketing collaterals and packaging in accordance with the terms and conditions of the Trademark Style Guide and Requirements. This grant of license to Trademark for the Bulk Active Material shall run concurrent with the Finished Products Grant and shall not be exercised independent of the Finished Products Grant. Any and all uses of the Trademark for the Bulk Active Material shall be approved, in writing, by RegeneRx, which approval shall not be unreasonably withheld or delayed ("Trademark for the Bulk Active Material Grant").

         2.3 Right to Transferability. The Finished Products Grant and the Trademark for the Bulk Active Material Grant are subject to the transfer and assignability authorizations recited in Article 11, Section 11.3.

         2.4 Right to Sub-License. With respect to the Finished Products Grant and the Trademark for the Bulk Active Material Grant, RegeneRx authorizes Defiante to sub-license the rights recited therein to an Affiliate with no prior approval by RegeneRx and to a Sub-Licensee only in accordance with the following: Defiante shall be permitted to issue only one (1) sub-license to only one (1) Sub-Licensee in each country in the Territory, subject to RegeneRx's prior written approval of an identified Sub-Licensee and the terms and conditions of the associated sub-license agreement for that Sub-Licensee, which approval will not be unreasonably withheld or delayed. Defiante shall not grant any greater rights to any Sub-Licensee than provided under the Finished Products Grant and the Trademark for the Bulk Active Material Grant. In the event Defiante issues a sub-license to a Sub-Licensee for any monetary consideration independent of any royalty payment obligations, RegeneRx shall be entitled to receive *** of any and all such sub-license monies received by Defiante from such Sub-Licensee as a result of such issuance of a sub-license as provided in this Article 2, Section 2.4. Further, the issuance of a sub-license shall not relieve Defiante of paying royalties as specified in Article 3, Section 3.5 for Sales made by any Defiante's Affiliates and Sub-Licensees, and Defiante shall be responsible for and liable for any royalty fees due, owing and payable to RegeneRx as a result of Sales made by any such Affiliates and Sub-Licensees. Defiante, and not any Defiante's Affiliates or Sub-Licensees shall be responsible for directly paying to RegeneRx the royalty payments under Article 3, which are due and payable to

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RegeneRx. Additionally, RegeneRx may elect, at its discretion and upon prior written notice to Defiante, to be subrogated to Defiante's rights and claims against such Defiante's Affiliates or Sub-Licensees in the event Defiante does not use reasonable efforts to pursue declared breaches by Defiante's Affiliates or Sub-Licensees of the applicable terms and conditions of this Agreement. Defiante shall supply RegeneRx with a list of its Affiliates, as each such Affiliate obtains rights hereunder.

         2.5 No Right to Sub-License to Distributors. Defiante understands that Sub-Licensees may also be Distributors, however non-Sub-Licensee Distributors shall not obtain or be granted any rights under the Finished Products Grant or the Grant of License to Manufacture Bulk Active Material; but may be granted, commensurate with the rights and obligations hereunder and associated therewith, certain rights to use and display the Trademark for the Bulk Active Material.

         2.6 Grant of License to Manufacture Bulk Active Material. In the event that RegeneRx cannot provide Bulk Active Material as recited in Article 4,
Section 4.9, only Defiante shall be granted the right only in the Territory, under the terms and conditions recited herein and for the Term as specified herein, a non-exclusive, royalty-bearing, non-transferable, non-sub-licensable (except as subsequently specified herein) right under the Know-How, the Documentation, the RegeneRx Improvements, the Joint Improvements and the Patents to practice, use, manufacture or have manufactured the Bulk Active Material only to produce Finished Products in order to continue the exercise the Finished Products Grant in Section 2.1. In the event that Defiante exercises the Grant of License to Manufacture Bulk Active Material, Defiante shall be obligated to pay under Section 3.5 the royalty payments specified in Article 3, Section 3.4(b) ("Bulk Active Material Manufacturing Grant"). If Defiante ceases the exercise of the Bulk Active Material Manufacturing Grant, the royalty payments due under
Section 3.5 shall be readjusted to the percentage recited in Article 3, Section 3.4(a). The Bulk Active Material Manufacturing Grant is sub-licensable by Defiante to its Affiliates; further, the Bulk Active Material Manufacturing Grant is sub-licensable by Defiante either to Sub-Licensees and/or to third-party manufacturers only upon the express prior written authorization of RegeneRx, which authorization shall not be unreasonably withheld or delayed. RegeneRx expressly acknowledges that as of the Effective Date, Defiante has no manufacturing facility of its own and hence Defiante cannot directly manufacture the Bulk Active Material.

         2.7 Grant of License to Documentation. In the event Documentation is generated by either party during the Term of this Agreement, the following license grants to the Documentation shall apply:

              (a) RegeneRx hereby grants for the Term exclusively to Defiante only in the Territory for the Field of Use, the right to use, copy and make available, subject to the confidentiality and intellectual property rights and obligations recited in Article 7, the Documentation of RegeneRx to permit Defiante to exercise the Finished Products Grant and/or the Bulk Active Material Manufacturing Grant to meet the Specifications as recited in Article 6, Section
6.11 and to obtain Manufacturing Approvals and/or Commercial Marketing Approvals, as recited in Articles 4, 5 and 6, respectively ("RegeneRx Documentation Grant"). The RegeneRx Documentation Grant shall be sub-licensable only to Defiante's Affiliates; further the RegeneRx Documentation Grant shall be sub-licensable to RegeneRx approved Sub-Licensees or third-party manufacturers, which approval shall not be unreasonably withheld or delayed. The Documentation of RegeneRx shall be deliverable as provided under Article 6, Section 6.6.

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Defiante shall not retain any RegeneRx Documentation upon any termination, whether for convenience or cause, herein, except that Defiante may retain a copy of such RegeneRx Documentation upon the natural expiration of the Agreement consistent with the continued desire by Defiante to commercially exploit the Finished Product as recited in Section 9.4.2, and which will more particularly be described in a mutually agreeable new Bulk Active Material supply agreement.

              (b) Defiante hereby grants to RegeneRx only for the countries outside the Territory an irrevocable, non-exclusive, transferable, sub-licensable, royalty-free, fully paid-up, perpetual right to use in any manner, copy, distribute, disseminate, edit and modify the Documentation of Defiante for any purpose, whatsoever. The Documentation of Defiante shall be deliverable as provided under Article 6, Section 6.6.

         2.8 NIH Reserved Rights. Defiante acknowledges that the U.S. Government, as a result of funding by the National Institutes of Health, has retained certain rights and interests in and to certain aspects of the Bulk Active Material and RegeneRx Improvements as embodied in Documentation, Patents and Know-How. Defiante acknowledges such U.S. Government's rights and interests and agrees to, as appropriate, reasonably give assistance to RegeneRx, at RegeneRx cost and expense, in complying with RegeneRx contractual obligations or directly comply with the obligations and requirements as set forth and recited in Attachment E, which is made a part hereof by reference, and understands that the U.S. Government may have additional rights and interests that shall prevail, whether or not such rights or interests are recited herein.

         2.9 Grant of License to Defiante Improvements. During the Term of this Agreement and in the event Defiante, its Affiliates or Sub-Licensees create Defiante Improvements, Defiante hereby grants to RegeneRx only in the countries outside the Territory an irrevocable, non-exclusive, transferable, sub-licensable, perpetual right to practice, use, manufacture, have manufactured, distribute, disseminate and sell the Defiante Improvements, for any purposes whatsoever: ***. In the event certain technology of Defiante is required by RegeneRx to exercise the foregoing grant of rights, Defiante shall *** with RegeneRx to *** license agreement for obtaining rights to such Defiante technology ***.

         2.10 No Further Licenses. Defiante acknowledges and agrees that no other rights or interests are granted hereunder to Defiante, or its Affiliates, other than as specified under this Article 2, and no additional licenses, express or implied, are granted to Defiante, or its Affiliates, hereunder.

         2.11 Joint Improvements. In the event of the occurrence of Joint Improvements, RegeneRx shall assume the responsibility and obligation to obtain appropriate Intellectual Property protection for such Joint Improvement. In the event RegeneRx does not so assume, Defiante shall be permitted to obtain such Intellectual Property protection. The parties, regardless of which party obtains protection, shall split fifty/fifty (50/50) the reasonable prosecution costs therefor. In the event of any claims of infringement, both parties agree to defend the claim and split fifty/fifty (50/50) the costs incurred that are associated therewith. In the event of the occurrence of Joint Improvements: (i) during the Term of this Agreement, Defiante, its Affiliates and Sub-Licensees shall only be permitted, free of charge, to use, manufacture and, directly or indirectly, commercially distribute the Joint Improvements within the Field of Use within the Territory; (ii) during the Term of this Agreement, RegeneRx shall only be permitted, free of charge, to use, manufacture and, directly or indirectly, commercially distribute the Joint Improvements outside the Territory; and (iii) following the termination of this Agreement under Article 9, RegeneRx and Defiante shall be subject to the terms recited therein with respect to Joint Improvements. The aforementioned liability for costs shall survive termination of this Agreement unless otherwise agreed to by the parties.

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                                   ARTICLE 3
                                   ---------
              COSTS AND EXPENSES, PAYMENT OBLIGATIONS, AUDIT RIGHTS

         3.1 Manufacturing and Marketing Costs and Expenses. Defiante, its Affiliates, its Distributors and/or Sub-Licensees shall bear the full costs, expenses and liabilities for the production, marketing and distribution of Finished Products for Sale, and the creation, if any, of associated marketing collaterals, inserts, advisory information or material or the like, including any translations thereof. Additionally, Defiante, its Affiliates, its Distributors and/or Sub-Licensees shall bear any and all costs, expenses and liabilities related to advertising, of whatever nature, for the Finished Products in each country in the Territory on or in any medium.

         3.2 Commercial Marketing Approval Costs and Expenses. Defiante shall bear the full costs, expenses and liabilities associated with obtaining and maintaining in its own name and/or in the name of its Affiliates or Sub-licensees (subject to local regulations) all relevant Commercial Marketing Approvals recited in Articles 5 and 6, respectively, and meeting and complying with the Specifications. RegeneRx shall reasonably cooperate, at its expense, and on an "as available basis," in aiding Defiante to obtain Commercial Marketing Approvals required for any Finished Products for the purpose of Sales in each country in the Territory.

         3.3 No Customer Obligations. Defiante understands that RegeneRx shall have no obligations or liabilities to Customers with regard to the Finished Products, unless otherwise agreed to by the parties. Defiante, however, shall be fully responsible for providing Customers with Finished Products and assuming all liabilities, expenses, costs and obligations associated therewith.

         3.4 Royalty Payments for the Exercise of the Grants in Article 2. All royalty payments or fees payable hereunder shall be payable in U.S. Dollars, and the royalty payment amounts shall be subject to deduction for withholding or similar taxes or fees associated therewith. Defiante shall give RegeneRx such assistance as may be reasonably necessary to enable or assist RegeneRx to claim exception therefore (under any applicable laws as well as any applicable treaties or conventions).

              (a) In consideration of the exercise of the Finished Products Grant and the Trademark for the Bulk Active Material Grant and the Documentation Grant recited in Article 2, Sections 2.1, 2.2 and 2.7, respectively, Defiante shall be obligated to pay the following royalty: *** which amount is due and owing within *** of the end of each ***.

              (b) In the event of the exercise of Bulk Active Material Manufacturing Grant as permitted under Article 2, Section 2.6, Defiante shall be obligated to pay a total royalty payment of *** which amount is due and owing within *** of the end of each ***.

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              (c) In the event sub-licenses are granted to Sub-Licensees as permitted under Article 2, Section 2.4, Defiante shall additionally pay ***. The money shall be due, owing and payable no later than *** after the date of the actual receipt by Defiante of such monetary fees or consideration. Defiante acknowledges that any royalties received by Defiante from Sub-Licensees for Sales to Customers shall not be diluted by Defiante, and RegeneRx shall receive the full ***. Once such monies are paid to RegeneRx by Defiante, such monies shall be deemed nonrefundable for any reason.

         3.5 Payment Obligations. RegeneRx shall be entitled to receive royalty fee payments from Defiante that are due and owing as specified in Sections 3.4(a), (b), and/or (c) above, on a calendar quarterly basis, which payments shall be due and payable within sixty (60) days after the end of each calendar quarter - i.e., February 28, May 31, August 31, November 30, respectively. Following the receipt of any royalty payment by RegeneRx, such payments shall be nonrefundable for any reason, subject to Section 8.4.

         3.6 Euro Dollar or Other Currency Conversion to U.S. Dollar. Since all amounts payable hereunder shall be payable in U.S. Dollar, the parties acknowledge that the following monetary conversion process will occur with respect to any payment amounts payable hereunder. Defiante shall on each due date for a payment convert the different currencies into U.S. Dollars in accordance with the then current conversion rate recited in The Wall Street Journal on that due and payable date. The total of the foregoing amounts due, owing and payable shall be paid by Defiante to RegeneRx on the due date as specified herein.

         3.7 Taxes/Withholding Taxes. RegeneRx shall not be liable to Defiante or Sub-Licensees for any costs, taxes or fees associated with the Sale of Finished Products or the payments received as a result of the issuance and execution of any sub-license. RegeneRx, however, shall be solely responsible for any costs, withholding, taxes or other fees associated with its receipt of royalty, supply prices or other fee payments hereunder. Either party shall promptly notify the other in the event the supply price payable under Section
4.5 of this Agreement, which is not construed as a *** is thereafter construed as a *** under the laws and regulations of a country in the Territory; and in such event, *** shall be responsible for the payment of any of the amounts comprising ***, ***or the like associated with such construction on the amount of monies so paid as a supply price since *** proposed the payment method described in Section 4.5.

         3.8 Finished Product Returns or Customer Refunds and Non-Payment. In the event Finished Products are returned, due to non-compliance with Specifications, the Commercial Marketing Approval or suspension or withdrawal of Commercial Marketing Approval by Customers or Distributors to *** after *** has made *** to *** on those Sales arising out of the returned Finished Products, Defiante or Sub-Licensees shall not be obligated to *** if Defiante or Sub-Licensees replace, at no cost, to Distributors or Customers, the Finished Products. Further, in the event Defiante or Sub-Licensees refund any monies to Customers or Distributors after a Sale occurs because of Finished Products non-compliance with Specifications or withdrawal of Commercial Marketing Approval or any other reason, Defiante or Sub-Licensees may not offset against *** any such amounts refunded, except as otherwise specified under Net Sales in
Article 1, Section 1.14.

         3.9 Fee and Royalty Reports. Defiante shall provide RegeneRx with Sales reports on a calendar quarterly basis commensurate with the date on which royalty payments are due and payable, such reports shall include: i) number of the units of Finished Products that were the subject of Sales; ii) the revenue received as a result of Sales; iii) any recordation of actual refunds or credits; iv) any actual received sub-license fees; and v) recalls, if any, and the reasons therefore. The foregoing shall be maintained for five (5) years or as required by applicable law, whichever is greater. Following the occurrence of a first commercial Sale of the Finished Product, Defiante shall provide RegeneRx with a status report on each report due date. Defiante shall assume the obligations to obtain the foregoing reports from Sub-Licensees to supplement Defiante's report to RegeneRx.

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         3.10 Sample Units of Finished Products. Defiante and its Affiliates and
Sub-licensees shall be permitted to distribute, without any obligation to pay royalties, an adequate representative sample of units of the Finished Products to Distributors and Customers for the purposes of marketing and promoting the Finished Products. An estimate of such number of sample units will be recited in the Marketing Plan, as provided under Section 6.1(b).

         3.11 Right to Receive Royalties. Should any other products containing the Thymosin Beta 4 be sold in any country of the Territory by any other third parties and should the Sales of the Finished Product be affected by such competing products, the parties shall meet to discuss in good faith how best to proceed, including a revision ***. Defiante acknowledges that regardless of whether *** or is subject to an adjustment *** that the obligation to pay royalties and fees as recited herein shall *** right of RegeneRx to receive royalties shall *** even, but not limited to, with respect ***. Additionally, Defiante shall ensure that any obligations of Sub-Licensees to pay royalties shall be the responsibility and obligation of Defiante and that Defiante shall assume the entire liability therefore consistent with the requirements hereunder.

3.12 Audit Rights.
     -------------

              (a) RegeneRx, at its discretion, shall be permitted either: to perform, at its expense, yearly audits of Defiante's records and books related to the Bulk Active Material and Finished Products provided such audits are reasonably conducted at Defiante's convenience and during Defiante's regular business hours; or to request of Defiante an annual certified statement from Defiante's auditors that all royalty payments and fees due and owing hereunder have been accounted for under Generally Accepted Accounting Principles or the equivalent Territory applicable accounting principles or methods. RegeneRx acknowledges that any information acquired under the audit shall be considered Information under Article 7, Section 7.1. In the event that a discrepancy arises between the royalties and fees paid to RegeneRx and Defiante's records and books, Defiante shall be given thirty (30) days from the receipt of the notice to either explain such discrepancy and/or remedy such discrepancy, as appropriate. Further, in the event of a discrepancy of more than five percent (5%) between the amount owed and the actual amount received by RegeneRx, Defiante shall reimburse all the actual expenses and costs incurred by RegeneRx in performing such audit. Additionally, Defiante shall pay RegeneRx interest charges equal to the prime United States Treasury rate as published in The Wall Street Journal on the original royalty payment due dates on the delinquent cumulative sum plus two percent (2%) per annum on all outstanding amounts due and owing as determined by the foregoing audit.

              (b) RegeneRx shall consider Defiante in material breach of this Agreement if Defiante fails to pay RegeneRx the required royalty and fee payments specified hereunder or does not meet its audit obligations as defined herein provided that Defiante receives written notice of such breach and is permitted sixty (60) days from the date of the receipt of the notice to cure such breach, as permitted under Article 9, Section 9.3. The right to audit by RegeneRx and the obligations hereunder extend to Sub-Licensees.

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                                   ARTICLE 4
                                   ---------
                   BULK ACTIVE MATERIAL ORDERS AND DELIVERIES

         4.1 Exclusive Supplier. During the Term of this Agreement, and subject to Section 4.9 below, RegeneRx, or its designees, shall be the sole and exclusive source from which Defiante, its Affiliates and/or Sub-Licensees shall purchase the Bulk Active Material, and Defiante, its Affiliates and/or Sub-Licensees shall be the sole and exclusive buyer to which RegeneRx, or its designees, shall sell the Bulk Active Material, except where otherwise permitted.

         4.2 Issuance of Purchase Orders. During the Term of this Agreement, and subject to Section 4.9 below, Defiante, its Affiliates and/or its Sub-Licensees shall exclusively purchase and RegeneRx shall exclusively supply, all quantities of Bulk Active Material requested by Defiante, its Affiliates and/or its Sub-Licensees in accordance with the Specifications and as set forth on written purchase orders placed by Defiante, its Affiliates and/or Sub-Licensees under this Agreement. Defiante, its Affiliates and/or Sub-Licensee shall order Bulk Active Material and RegeneRx shall supply the Bulk Active Material according to the following procedure. ***

              (a) In anticipation of the need to fulfill the requirements for engaging in initial actual commercial distribution of the Finished Products for Sale under Articles 5 and 6, respectively, Defiante, its Affiliates and/or Sub-Licensee shall initially, namely for the ***from the dates specified by Defiante for engaging in initial commercial availability of the Finished Products for Sales, issue a purchase order for Defiante's, its Affiliates' and/or Sub-Licensee's requirements for an initial supply of Bulk Active Material needed for such initial commercial distribution of the Finished Product for Sale. RegeneRx shall deliver the amount specified in the purchase order within *** of the date of receipt of such purchase order by RegeneRx. Upon the date of issuance of such purchase order by Defiante, its Affiliates and/or Sub-Licensee, Defiante, its Affiliates and/or Sub-Licensee shall be obligated to pay the amount due and owing for the Bulk Active Material ordered in the purchase order, as specified under Section 4.7.

              (b) Following the issuance of such initial purchase order as recited in Section 4.2(a) above, but no later than *** and *** during each calendar year thereafter, Defiante, its Affiliates and/or Sub-Licensee shall issue a purchase order for the amount of Bulk Active Material desired for the *** to ***. RegeneRx shall deliver the amount specified in each such purchase order within *** of the date of receipt of such purchase order by RegeneRx. Payment shall be as specified under Section 4.7.

              (c) Throughout the Term of this Agreement, each subsequent issued purchase orders following such initial purchase order as issued under Section 4.2(a) above shall specify a quantity of Bulk Active Material that shall not exceed by more than *** the quantity of the previous year's purchase order quantity, unless otherwise mutually agreed to by the parties.

         4.3 Purchase Order Precedence. The terms and conditions of any purchase order shall be superceded by the terms recited in this Agreement, in the event of any conflicts.

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         4.4 Forecasts. Defiante, its Affiliates and/or Sub-Licensee shall be required to forecast for a twelve (12) month period the quantities of Bulk Active Material that Defiante, its Affiliates and/or Sub-Licensee desire from RegeneRx. Once such twelve (12) month forecast is provided, the actual quantities desired shall thereafter result in the issuance of a purchase order from Defiante, its Affiliates and/or Sub-Licensee. Such purchase order specifying the quantity of Bulk Active Material requested shall be issued twelve
(12) months in advance of the specified delivery date as provided under Section
4.2. Defiante, its Affiliates and/or Sub-Licensee will update such twelve (12) month forecast on a quarter-by-quarter basis.

         4.5 Supply Price. The supply price for the Bulk Active Material shall be equal to *** of Net Sales, but in no case less than *** RegeneRx's fully allocated documented costs (including but not limited to overhead, materials, supplies, labor) to produce Bulk Active Material. Both parties acknowledge that the supply price of the Bulk Active Material may be subject to adjustments throughout the Term due to a number of variables, some of which are not known at this time. RegeneRx understands that the commercial Sales price of Finished Products, part of which is based on the price of Bulk Active Material, must be reasonable to effect Sales and to provide Defiante a fair profit on such Sales; and that it is in neither party's interest for the Customer's purchase price of the Finished Products to become inhibitory in generating such Sales or obtaining a fair profit on such Sales, particularly if the Finished Products are subject to certain country requirements in the Territory, such as government reimbursements. In the event, during the Term of this Agreement, the then current supply price for Bulk Active Material is or will be inhibitory to Defiante's Sales or its receipt of fair profits from such Sales of the Finished Products in one or more countries in the Territory, Defiante shall inform RegeneRx of such effect. The parties shall discuss in the Management Meetings contemplated under Section 6.9, or sooner, if practicable, a mutually agreeable adjustment to the then current purchase price that shall remain in effect for a *** period following such adjustment. If the parties do not agree to any such adjustment, either party shall be permitted, at its option and upon prior written notice to the other party, to either terminate this Agreement or exclude from the Territory one or more of the countries that have affected Defiante's Sales or its profits from Sales, while the remaining countries in the Territory shall continue to be subject to the Terms recited herein.

         4.6 Delivery Terms. The delivery of quantities of Bulk Active Material to be sold to Defiante, its Affiliates and/or Sub-Licensees by RegeneRx shall be CIP Defiante designated location (Incoterms 2000) by a carrier of RegeneRx's choice, and RegeneRx shall be liable for any loss or damage to the Bulk Active Material prior to and up to the point of delivery to Defiante's, its Affiliates' and/or Sub-Licensee's dock, unless RegeneRx and Defiante otherwise agree in writing. The dates for delivery of Bulk Active Material in the quantity specified under issued purchase orders shall be twelve (12) months of the date of receipt of the purchase order by RegeneRx, subject to mutually agreed upon date adjustments. In the event Bulk Active Material is not delivered to Defiante, its Affiliates and/or Sub-Licensees by the carrier on the delivery date specified herein or damaged, prior to delivery, as a result of a shipping event, RegeneRx, at its expense, shall use all reasonable efforts to promptly replace and resend the lost or damaged, as a result of shipping, Bulk Active Material; or, in the event no other quantities of Bulk Active Material are deliverable by RegeneRx, then RegeneRx shall fully refund any monies paid by Defiante, its Affiliates and/or Sub-Licensee to RegeneRx for the lost or damaged, as a result of shipping, Bulk Active Material that was the subject of that purchase order associated with that shipment and delivery, and the foregoing shall serve as Defiante's, its Affiliates' and/or Sub-Licensee's entire remedy for damaged, as a result of shipping, late and/or non-delivered Bulk Active Material shipped by RegeneRx under a purchase order.

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         4.7 Payment Terms. All purchase orders provided by Defiante, its
Affiliates and/or Sub-Licensees to RegeneRx pursuant to this Agreement shall be paid in U.S. Dollars (based on the conversion rate between the various currencies and U.S. Dollar as determined by the rate quoted in The Wall Street Journal on the date that the purchase order was issued by Defiante, its Affiliates and/or Sub-Licensee) as follows:

              (a) For the first *** starting from the issuance of the initial purchase order for the Bulk Active Material and in any case *** from the date following the first launch of commercial availability of the Finished Products in the Territory:

                   (i) *** for the quantity of Bulk Active Material ordered under a purchase order shall be due and payable in U.S. Dollars via wire transfer (***) by Defiante, its Affiliates and/or Sub-Licensees *** by RegeneRx of such purchase order for the specified quantity of Bulk Active Material, such receipt to be acknowledged *** by RegeneRx; and

                   (ii) *** for the quantity of Bulk Active Material ordered under a purchase order shall be due and payable in U.S. Dollars via wire transfer (***) by Defiante, its Affiliates and/or Sub-Licensees within *** after delivery, subject to acceptance as provided under Section 4.8 below, of the quantity of Bulk Active Material as specified in the associated purchase order.

              (b) For any period subsequent to the period specified in Section
4.7 (a) above: *** for the quantity of Bulk Active Material ordered under a purchase order shall be due and payable in U.S. Dollars via wire transfer (***) by Defiante, its Affiliates and/or Sub-Licensees within *** after delivery, subject to acceptance as provided under Section 4.8 below, of the quantity of Bulk Active Material as specified in the associated purchase order.

              (c) Any sums for delivered quantities of Bulk Active Material, which are not paid when due, shall bear a late payment charge equal to *** on the payment due date as specified in Sections 4.7 (a) and (b) above, ***; and Defiante and/or Sub-Licensees shall pay the late payment charge within *** after a *** demand is made by RegeneRx upon Defiante and/or Sub-Licensees for the payment

         4.8 Acceptance of Delivery. RegeneRx warrants that the delivered quantity, as specified in an associated invoice, of Bulk Active Material shall meet the Specifications as set forth in the Commercial Marketing Approval, as evidenced by a Certificate of Analysis (a verification of compliance with the Specifications) that accompanies the delivered quantity of Bulk Active Material. Defiante, its Affiliates and/or Sub-Licensees shall have thirty (30) days following delivery of the Bulk Active Material in which to verify that the Bulk Active Material meets the Specifications, which verification shall not be unreasonably withheld or delayed. Following the lapse of thirty (30) days, the delivered Bulk Active Material shall be considered to have been accepted and the amounts associated with such accepted Bulk Active Material shall be due and owing as specified in Section 4.7 above. If some or all of the delivered Bulk Active Material, in Defiante's, its Affiliates' and/or Sub-Licensees' opinion do not meet the Specifications, RegeneRx and Defiante, its Affiliates and/or Sub-Licensees shall promptly engage a mutually acceptable third-party facility that will conduct an independent analysis of the non-conforming Bulk Active Material to determine compliance with the Specifications. Such independent analysis is to be performed under "blinded" conditions so as to remove or prevent any bias on the part of the facility. If the analysis verifies compliance with the Specifications, then Defiante, its Affiliates and/or Sub-Licensees shall be liable for the payments due, owing and payable under
Section 4.7 herein, as well as the total cost associated with the engagement of such facility. If the analysis demonstrates non-compliance with the Specifications, then Defiante, its Affiliates and/or Sub-Licensees shall return the non-complying quantities of Bulk Active Material to RegeneRx, at RegeneRx's

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expense, and RegeneRx shall, at its option: i) return the monies paid under the purchase order for those returned lots of Bulk Active Material, or ii) as soon as possible and no later than forty-five (45) days of the return F.O.B. RegeneRx's company headquarters of such quantities of Bulk Active Material, RegeneRx shall deliver new quantities of Bulk Active Material commensurate with the quantity of units or lots requested under that purchase order which was non-conforming to the Specifications. RegeneRx shall also assume the total costs associated with the engagement of the facility. The acceptance process by Defiante, its Affiliates and/or Sub-Licensees shall be repeated again for the redelivered quantity as provided for in this Section 4.8. The foregoing and the remedy recited in this Section 4.9, herein, will serve as the sole and exclusive remedies for Defiante, its Affiliates and/or its Sub-Licensees for non-conformance of delivered Bulk Active Material to Specifications

         4.9 Bulk Active Material Manufacturing Grant Exercise Events. The occurrence of one or more of the following events during the Term shall permit only Defiante to exercise the Bulk Active Material Manufacturing Grant recited in Article 2, Section 2.6, such option to be exercised in writing effective immediately, if:

              (a) RegeneRx, or its third-party manufacturer, permanently discontinues production, as formally announced in writing, of Bulk Active Material; or

              (b) RegeneRx, or its third-party manufacturer, permanently ceases, as formally announced in writing, or provable by actual events and justifiable facts, to do any business; or

              (c) RegeneRx, or its third-party manufacturer, files for Chapter 7 bankruptcy proceedings; or

              (d) RegeneRx, or its third-party manufacturer, is unable to supply Bulk Active Material due to a non-curable force majeure as recited in Article 11, Section 11.11; or

              (e) RegeneRx, or its third-party manufacturer, is unable to supply Bulk Active Material in the quantity specified by Defiante, its Affiliates and/or Sub-Licensees in a purchase order issued by one of them for at least *** consecutive calendar quarters following the deliver due date of the Bulk Active Material; or

              (f) RegeneRx internally determines that it is unable to supply the Bulk Active Material, for any reason, to Defiante, its Affiliates or Sub-Licensees.

RegeneRx shall promptly notify Defiante if, at any time during the Term of this Agreement, RegeneRx, or its third-party manufacturer, is unable to supply the quantity of Bulk Active Material specified by Defiante, its Affiliates and/or Sub-Licensees in an issued purchase order or if RegeneRx reasonably believes that RegeneRx is not or will not be reasonably capable of supplying totally or

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partially Defiante's, its Affiliates' or Sub-Licensee's requirements of the Bulk
Active Material. Upon receipt of such notification, the parties shall promptly meet within *** following such notice to discuss in good faith the best course of action to be taken. In the event the Bulk Active Manufacturing Grant is exercised following such discussion, RegeneRx shall immediately furnish
Defiante, its Affiliates or its Sub-Licensee, free of charge, the technical data and information required to manufacture the Bulk Active Material. RegeneRx undertakes to do its best in order to have the Bulk Active Material manufactured by Defiante and/or its Affiliates or permitted designee to meet the Manufacturing Approvals and any necessary changes to the Commercial Marketing Approvals approved by the relevant authorities in the Territory for the Field of Use before stopping or ceasing the supply of the Bulk Active Material to Defiante, so that the Finished Products shall continue to be the subject of Sales in the Territory without interruption. RegeneRx shall promptly reimburse Defiante with any amount received under a currently valid and issued purchase order in accordance with Section 4.7 (a) (i) above immediately after RegeneRx notification of its inability to supply the relevant Bulk Active Material to which such payment refers, and the exercise of the Bulk Active Manufacturing Grant by Defiante.

         4.10 Applicability to Sub-Licensees and Affiliates. The obligations or rights, as appropriate and identified in this Article 4, shall also be applicable to Sub-Licensees and Affiliates.

         4.11 Non-Termination of Agreement. It is acknowledged by the parties that non-compliance by RegeneRx with any obligation to supply Bulk Active Material in this entire Article 4 shall not be construed as a breach by RegeneRx of this Agreement and shall not entitle Defiante to terminate this Agreement for cause under Section 9.3 PROVIDED THAT: i) RegeneRx has notified, as provided under Section 4.9, Defiante of RegeneRx's inability to supply, in whole or in part, any quantity of Bulk Active Material ordered by Defiante in any issued purchase order as provided hereinbelow; and ii) Defiante has been given the possibility to exercise the Bulk Active Material Manufacturing Grant and has been, timely and completely, furnished the RegeneRx Documentation required to manufacture the Bulk Active Material, as per Section 4.9 above. In no event and notwithstanding the foregoing, shall Defiante, its Affiliates and/or Sub-Licensees be relieved of any obligation to pay royalties hereunder as specified in the applicable portion of Section 3.4 in the event Defiante, its Affiliates and/or Sub-Licensees make Sales.

                                   ARTICLE 5
                                   ---------
        CLINICAL TRIALS, FINISHED PRODUCTS, COMMERCIAL MARKETING APPROVAL

         5.1 U.S. Phase II Clinical Trial Program. Subject to: (i) notification to Defiante by RegeneRx of the positive results, in terms of clinical efficacy and safety, of at least one completed phase II clinical trial of the Bulk Active Material as embodied in a commercially acceptable product formulation in the U.S., and (ii) the supply, at Defiante's expense, to Defiante of reasonably sufficient quantities of Bulk Active Material or U.S. finished product formulation from RegeneRx; Defiante, within *** of the fulfillment thereof shall initiate or have initiated at least one (1) pivotal phase III clinical trial in at least one (1) of the Tier 1 countries in the Territory, as identified in Attachment C. In particular, Defiante shall have initiated the activities toward the conduct of one (1) pivotal phase III clinical trial in at least one of the Tier 1 countries as designed, implemented and monitored consistent with Commercial Marketing Approval requirements associated with such Tier 1 country. Defiante shall, as soon as practicable and using reasonable efforts, complete the phase III clinical trial following the positive phase II clinical trial. In furtherance of the initiation and completion of such pivotal phase III clinical

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trials by Defiante, its Affiliates or its Sub-Licensee, RegeneRx will, at its discretion, and in view of the development plan under Section 6.1, supply at mutually agreeable reasonable costs: (i) the U.S. finished product formulation embodying the Bulk Active Material, as manufactured in the U.S. or the Bulk Active Material, and (ii) the relevant Documentation in RegeneRx's possession, which RegeneRx has, in its opinion, determined to be relevant based on the need to obtain Commercial Marketing Approval for such Tier 1 country. It is understood that such *** may be adjusted in the event that insufficient quantities of Bulk Active Material or the U.S. product formulation required for the pivotal phase III clinical trials are not available from RegeneRx. In the event sufficient quantities of Bulk Active Material are available for pivotal phase III trials, such trials must be initiated no later than *** from the completion of the positive phase II clinical trial(s) described herein. Once sufficient quantities of Bulk Active Material or U.S. finished product formulation are available from RegeneRx and delivery of such Bulk Active Material (as provided under Article 4) or U.S. finished product formulation occurs, Defiante shall promptly initiate the pivotal phase III clinical trial. If Defiante cannot obtain the sufficient quantities of Bulk Active Materials or U.S. finished product formulation for the pivotal phase III clinical trial from RegeneRx as requested under a purchase order as provided under Article 4, Defiante shall be permitted to exercise the rights provided under Article 2,
Section 2.6 subject to the conditions recited in Article 4, Section 4.9. If Defiante does not initiate the pivotal phase III clinical trial, as provided above, Defiante shall alternatively, at its option: i) pay to RegeneRx in U.S. Dollars via wire transfer on the date that such pivotal phase III clinical trial should have been initiated, five million U.S. Dollars (US$5,000,000) and this Agreement shall continue in full force and effect; OR ii) Defiante may decide to terminate this Agreement as recited under Article 9, Section 9.2, and meet the obligations recited under Section 9.4. In this later case, however, Defiante shall not be obligated to pay RegeneRx the amount set forth in Section 9.2, if applicable.

         5.2 Other Clinical Trials. Defiante may perform other pre-clinical and clinical trials in the Territory within the Field of Use with respect to the Finished Products.

         5.3 Clinical Trials/Access to Documentation. RegeneRx shall keep Defiante or its designated Affiliates and/or Sub-Licensees timely informed of the progress of phase II clinical trials of the Bulk Active Material as embodied in a commercially acceptable product formulation in the U.S. Defiante shall keep RegeneRx timely informed of the progress of any and all clinical trials involving Finished Products and shall provide RegeneRx with quarterly summary reports of the results of those trials or, in the alternative, discuss the same in the Management Meetings, as provided in Section 6.9. Defiante shall give RegeneRx access to all Documentation, including the clinical reports and patient histories (as permitted by applicable local country law in the Territories) concerning all clinical trials, upon request by RegeneRx.

         5.4 Support of Registration for New Indications. Defiante acknowledges that the Field of Use specifies the scope of authorized indications, as typically and customarily defined in the industry. Defiante may pursue new indications in the Field of Use from time to time, shall be obligated to inform RegeneRx of such new indications that Defiante pursues, and shall provide Documentation reflecting same. In the event such indications are being pursued, RegeneRx will use reasonable efforts to support Defiante's efforts and Defiante shall use reasonable efforts to pursue such indications as rapidly as practicable, including the filing of any additional registrations for Commercial Marketing Approval.

         5.5 Commercial Marketing Applications. As soon as practicable following the successful conclusion of the positive pivotal phase III clinical trial contemplated in Section 5.1, Defiante shall prepare and file registration applications for Commercial Marketing Approval in accordance with the performance objectives recited in Article 6 for use and Sale of Finished Products within the Field of Use for the Territory. Defiante shall not be responsible for non-fulfillment of such obligation due to reasons beyond its control and/or due to reasons which are non-curable, as defined as a force majeure in Article 11, Section 11.11.

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         5.6 Information to RegeneRx. Defiante shall inform RegeneRx immediately of the approval of any registration applications and/or a ruling of any restrictions associated with registrations regarding Commercial Marketing Approval for Finished Products, including pricing recommendations or requirements of Finished Products and reimbursement criteria, if applicable. Any such marketing approvals, restrictions and reimbursement criteria shall be considered Documentation and shall be subject to use by RegeneRx as provided under Article 2, Section 2.7(b).

         5.7 Registrations. Defiante, its Affiliates and/or Sub-Licensees agrees to register this Agreement and any related sub-license agreement with any foreign governmental agency within the Territory which requires such registration with any Commercial Marketing Approval authority and/or Manufacturing Approval authority; and Defiante, its Affiliates and/or Sub-Licensees shall pay all costs and fees in connection therewith.

         5.8 Duty to Maintain Authorizations. Defiante, its Affiliates and/or Sub-Licensees shall use, during the Term, its commercially reasonable efforts to obtain and maintain Commercial Marketing Approvals and any other registrations obtained for each country in the Territory in the name of Defiante, its Affiliates and/or Sub-Licensees subject to local regulations.

         5.9 Diligence. Defiante, its Affiliates and/or Sub-Licensees, as appropriate, and RegeneRx shall perform their respective obligations under this
Article 5 using reasonable, good faith and diligent efforts.

                                   ARTICLE 6
                                   ---------
        RESEARCH AND DEVELOPMENT, MARKETING AND SALE OF FINISHED PRODUCTS

         6.1 (a) Research and Development Plan. As soon as practicable after the Effective Date but no later than June 30, 2004, Defiante shall deliver or have delivered to RegeneRx a written tentative outline of the activities that Defiante plans to undertake with respect to the research and development activities and clinical trials associated with the development of any Finished Products, and in anticipation of the Sales and eventual production of any Finished Products, whenever appropriate. The outline shall be updated annually on the Effective Date during the Term or at such other times, such as but not limited to the Management Meetings under Section 6.9, as the parties may mutually agree.

              (b) Marketing Plan. Within three (3) months before any expected date of launch or commercial availability to Customers of the Finished Products in any country in the Territory, Defiante, its Affiliates and/or Sub-Licensee shall deliver to RegeneRx a written marketing plan ("Marketing Plan") for each country detailing Defiante's, its Affiliates' and/or Sub-Licensee's, as the case may be, plans for marketing, distributing and selling the Finished Products in that country in the Territory during the next twelve (12) month period following the actual date of

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commercial availability of the Finished Product. Thereafter, Defiante, its
Affiliates and/or Sub-Licensee shall deliver to RegeneRx written updates to each of the initial Marketing Plans for each country at twelve (12) months after the first year of initial commercial availability of the Finished Products; and thereafter, an updated Marketing Plan shall be deliverable to RegeneRx on an annual basis. Each such Marketing Plan shall contain a detailed plan for the reasonable and diligent commercialization of the Finished Products in each country in the Territory that has secured Commercial Marketing Approval, including (i) a product pricing strategy; and (ii) a marketing and sales strategy including anticipated pre- and post-commercial availability sample needs, the number of units or samples. It is understood that the distribution of sample Finished Products, as specified in each Marketing Plan and for which Defiante receives no payment, shall not be subject to the payment of royalties. The parties shall meet and confer on each Marketing Plan during the Management Meetings, as provided under Section 6.9. Defiante, its Affiliates and/or Sub-Licensee shall supply, at no cost, to RegeneRx a reasonable quantity of pre- and post-launch sample units of Finished Products, as made available for each country in the Territory. Each such Marketing Plan shall also give a status report as to Defiante's, its Affiliates' and/or Sub-Licensee's success (or lack of success) in implementing the prior year's Marketing Plan for a particular country. Defiante, its Affiliates and/or Sub-Licensees shall actively market the Finished Products in the Territory in accordance with the terms of the Marketing Plan for that country and pursuant to the requirements under this Agreement.

         6.2 Commercially Reasonable Efforts. Defiante, its Affiliates and/or Sub-Licensees shall use commercially reasonable efforts commensurate with the terms recited herein: (i) to, as promptly as is commercially feasible, obtain and maintain all necessary Commercial Marketing Approvals for the Sale of the Finished Products in the Territory; (ii) to make Sales of Finished Products in accordance with the performance criteria recited in Article 6, Section 6.4 of such Finished Products in the countries in the Territory; and (iii) to stimulate and increase interest in the Finished Products in the Territory.

         6.3 No Competition. Subject to applicable laws, Defiante, its Affiliates, Distributors and Sub-Licensees shall not sell or distribute during the Term of this Agreement and for nine (9) months following the termination of this Agreement under Section 9.2, any product containing Thymosin Beta 4, which is the same or substantially equivalent in the treatment to or indications for the Finished Products without prior approval of RegeneRx. At all times, this provision will be subject to applicable local country and EU anti-trust and fair competition laws and regulations, and any and all applicable laws related to the commercial activities of pharmaceuticals or other commodity, mass-market prescription drugs.

         6.4 Performance Obligations. To maintain this Agreement, in whole or in partial force, Defiante shall establish a date on which to file the first commercial marketing approval in the Territory according to the following provisions. Such dates shall be established by Defiante no later than *** from the notification to Defiante by RegeneRx of the completion of *** as set forth in Section *** as embodied in a commercially acceptable product formulation in *** as set forth in Section ***, Defiante shall establish dates to file the first Commercial Marketing Approval ***:

              (a) "Tier 1" Countries of the Territory as Set Forth in Attachment
C. Defiante must establish, as soon as practicable following *** and in consultation with RegeneRx, a commercially reasonable date for the filing of *** Commercial Marketing Approval that permits *** for *** Tier 1 countries.

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              (b) "Tier 2" Countries of the Territory as Set Forth in Attachment
C. Defiante must establish, as soon as practicable following *** and in consultation with RegeneRx, a commercially reasonable date for the filing of *** Commercial Marketing Approval that permits *** for *** Tier 2 countries.

              (c) "Tier 2" Countries of the Territory as Set Forth in Attachment
C. Defiante must establish, as soon as practicable following *** and in consultation with RegeneRx, a commercially reasonable date for the filing of *** Commercial Marketing Approval that permits *** for *** Tier 2 countries.

              (d) "Tier 2" Countries of the Territory as Set Forth in Attachment
C. Defiante must establish, as soon as practicable following *** and in consultation with RegeneRx, a commercially reasonable date for the filing of *** Commercial Marketing Approval that permits *** for *** Tier 2 countries.

              (e) "Tier 3" Countries of the Territory as Set Forth in Attachment
C. Defiante must establish, as soon as practicable following *** and in consultation with RegeneRx, a commercially reasonable date for the filing *** Commercial Marketing Approval that permits *** for *** Tier 3 countries.

              (f) Any *** delays *** shall *** extend the dates established by Defiante for a period ***.

              (g) In the event Defiante establishes no dates and/or that no filings occur according to the dates established by Defiante or subsequently reviewed by the parties, RegeneRx shall be entitled to terminate this Agreement for breach under Article 9. In the event some of the foregoing filings in (a),
(b) or (c), respectively, do not occur, RegeneRx, at its discretion, may eliminate the non-filed countries from the Territory that comprise Tier 1, Tier 2 and/or Tier 3, as applicable, and as such, the Tier 1, Tier 2 or Tier 3 countries that have no filings shall be eliminated from the Territory on the date that such filings should have been completed, as reflected by amendment to this Agreement. Additionally, if Commercial Marketing Approval is not maintained, once obtained in a country in the Territory, for *** or are withdrawn or suspended by regulatory authorities for ***, then such country may, at RegeneRx's discretion, be eliminated from the Territory. If no Tier 1 Commercial Marketing Approval occur as provided herein, then RegeneRx may, at its option, terminate this Agreement without further liability or responsibility hereunder, except for those obligations which survive hereunder.

         6.5 Minimum Sales.

              (a) Defiante undertakes to achieve during the first *** after the launch of the Finished Products in the majority of the Tier 1 countries certain amounts of minimum Sales as follows, subject to: i) the occurrence of an event that is beyond the reasonable control of both parties that prevents the availability of Bulk Active Material or of the Finished Product for a significant period of time of at least *** and/or ii) the ***. Following the occurrence of Tier 1 country conditions as recited in Sections 6.4(a) and (b), the royalty payment payable under Article 3 shall be based on the following on a per country basis:

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                   (i) Marketing Year 1 - ***

                   (ii) Marketing Year 2 - ***

                   (iii) Marketing Year 3 and beyond - ***

              (b) Following the occurrence of Tier 2 country conditions as recited in Section 6.4(b) and (c), the royalty payment payable under Article 3 shall be based on the following on a per country basis:

                   (i) Marketing Year 1 - ***

                   (ii) Marketing Year 2 - ***

                   (iii) Marketing Year 3 and beyond - ***

              (c) Following the occurrence of Tier 3 country conditions as recited in Section 6.4(c), the royalty payment target payable under Article 3 shall be based on the following on a per country basis:

                   (i) Marketing Year 1 - ***

                   (ii) Marketing Year 2 - ***

                   (iii) Marketing Year 3 and beyond - ***

              (d) In all cases for the determination of minimum Sales *** the parties shall *** within *** from the date of *** the first Commercial Marketing Approval *** amounts that shall serve as minimum Sales *** the parties *** consider ***in determining the minimum Sales ***:

                   (i) ***

                   (ii) ***

                   (iii) ***

                   (iv) ***

                   (v) ***

                   (vi) ***

Should the parties not reach mutual agreement on such minimum amount of Sales within such *** period, the matter shall be promptly referred to Arbitration as recited under Article 10; except that such Arbitration must occur within *** from the date of the obtainment of the first Commercial Marketing Approval so that the specified minimum Sale's amount is finalized at the conclusion of such ***. The decision of the Arbitration Panel shall be binding on the parties. The foregoing need for Arbitration shall not cause the Agreement to terminate and the Agreement shall remain in full force and effect, unless Defiante terminates for convenience.

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         6.6 Documentation Deliverables.

              (a) In the event Defiante, its Affiliates and/or Sub-Licensees generates or obtains, during the Term, any Documentation relative to Finished Products or Bulk Active Material, Defiante, its Affiliates and/or Sub-Licensees shall promptly deliver copies of any and all Documentation to RegeneRx. In the event RegeneRx has in its possession, as of the Effective Date and during the Term, Documentation that RegeneRx determines that Defiante, its Affiliates and/or Sub-Licensees require or would aid Defiante, its Affiliates and/or Sub-Licensees, in obtaining and maintaining Commercial Marketing Approval or in conducting clinical studies as a result of access to and use of the Documentation, RegeneRx shall promptly provide such Documentation to Defiante, its Affiliates and/or Sub-Licensees. The Documentation of each party shall be considered Information, as subsequently defined. Additionally, certain Documentation may be subject to country laws and regulations, including patient privacy laws, relative to the release and use thereof, and, in such event, such Documentation may be withheld from a party unless appropriate approvals can be obtained for release.

              (b) Within a reasonable period of time following the conclusion of the positive phase II clinical trial and in anticipation of the conduct of a pivotal phase III trial and subject to Section 5.1, RegeneRx shall deliver, at its fully allocated cost, and at the request of Defiante, sample quantities of Bulk Active Material for the purposes of conducting the pivotal phase III clinical testing. RegeneRx shall not be considered to be in breach of this Agreement if RegeneRx does not deliver the sample quantities requested or delivers less than the sample quantities requested.

              (c) During the Term of this Agreement, RegeneRx shall promptly inform Defiante of any RegeneRx Improvements and/or Documentation that RegeneRx has developed. RegeneRx Improvements shall be embodied in or incorporated into the Finished Products only as provided under Article 6, Section 6.8. In the event the conditions recited in Section 6.8 do not occur regarding the embodiment or incorporation of RegeneRx Improvements into the Finished Products, then no RegeneRx Improvements shall be incorporated unless such RegeneRx Improvements are necessary for compliance with the Specifications or Commercial Marketing Approval. The use of the RegeneRx Improvements shall be governed by the Finished Products Grant and Bulk Active Material Manufacturing Grant recited in Article 2, Section 2.6.

              (d) During the Term of this Agreement, Defiante shall promptly inform RegeneRx of any Defiante Improvements. Such Defiante Improvements shall be governed by the Defiante Improvement Grant in Article 2, Section 2.9. Defiante Improvements shall be embodied in or incorporated into the Finished Products as recited in Section 6.8. If no mutual agreement occurs, such Defiante Improvements shall not be incorporated into the Finished Products unless such Defiante Improvements are necessary for compliance with the Specifications or Commercial Marketing Approvals.

6.7 Sample Finished Products Testing. During the Term, Defiante shall supply, at no charge, to RegeneRx, within seven (7) days of RegeneRx's request, a small representative sample quantity of units of Finished Products for the purposes of internal use and evaluation by RegeneRx. Upon Defiante's request, RegeneRx shall inform Defiante of its use and evaluation findings. Such findings shall be considered Information to RegeneRx. The foregoing shall be applicable to Sub-Licensees.

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         6.8 RegeneRx Improvements/Defiante Improvements/Joint Improvements
Incorporation Authorizations.

              (a) In the event that Defiante desires to use or incorporate Joint Improvements, RegeneRx Improvements or Defiante Improvements in the Bulk Active Material and/or Finished Products, Defiante is free to do so except in the case where such Joint Improvements, RegeneRx Improvements or Defiante Improvements constitute substantive changes to the Bulk Active Material and/or Finished Products. Substantive changes shall be interpreted to include any and all changes that cause non-compliance with the Specifications, or cause non-compliance with the Commercial Marketing Approvals required for the Finished Products. In the case of substantive changes, both parties must review and mutually approve all such changes prior to such changes being incorporated into the Finished Products. In the event no mutual agreement is reached, the provisions of Section 6.8(c) shall govern. Defiante shall be considered in breach of this Agreement if Defiante incorporates into the Bulk Active Material and/or Finished Products any substantive changes relative to Joint Improvements, RegeneRx Improvements or Defiante Improvements without the mutual agreement of the parties hereto. If both parties mutually agree that such Bulk Active Material and/or Finished Products, incorporating Joint Improvements, RegeneRx Improvements or Defiante Improvements, comply with the Specifications and Commercial Marketing Approval, as the case may be, Defiante may begin production manufacturing of such Finished Products for Sales to Customers.

              (b) Prior to engaging in Sales of Finished Products incorporating Joint Improvements, RegeneRx Improvements or Defiante Improvements, Defiante shall supply to RegeneRx, at no charge, at least a representative number of sample quantities of units of Finished Products using or incorporating such Joint Improvements, RegeneRx Improvements or Defiante Improvements for the purposes of internal evaluation and comment, which results will be shared with Defiante. Such results shall be considered RegeneRx Information.

              (c) In the event the parties fail to reach mutual agreement on incorporating substantive changes relative to Joint Improvements, RegeneRx Improvements or Defiante Improvements into the Finished Products, such Defiante Improvements or RegeneRx Improvements shall not incorporated into the Finished Products by Defiante.

         6.9 Management Meetings. During the first year of the Term of this Agreement, the parties shall meet at a time and place mutually agreeable to both parties within but no later than six (6) months following the Effective Date of this Agreement, and thereafter no less than and every twelve (12) months to review research and development, clinical trials, proposed and actual Joint Improvements, RegeneRx Improvements and Defiante Improvements and to exchange Information, data and Documentation that may be relevant to the commercialization of the Bulk Active Material and any advances on the Finished Products; including, but not limited to, a review of pending Commercial Marketing Approvals for Finished Products as well as marketing collaterals and projected Sales in a country in the Territory. Defiante shall also provide at each Management Meeting, as recited in Section 6.1, and when applicable, reports which review the commercialization activities pursued by Defiante hereunder; a review of Defiante's efforts to reduce to practice and to commercialize the Finished Products; pending Commercial Marketing Approvals, if any, for Finished Products; expected market price and reimbursement, where applicable; marketing collaterals; projected Sales for each country in the Territory; and the actual use of the Finished Products by Customers. The above is applicable to Sub-Licensees, as appropriate. The foregoing shall be considered Information.

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         6.10 Finished Products Marketing Collateral. RegeneRx shall be permitted to review and comment on Finished Products marketing collaterals and all associated forms, including electronic expressions, of Customer information, including but not limited to, Finished Products' inserts and directions. All such marketing collaterals shall conform to the requirements specified by the appropriate authorities in each country in the Territory responsible for Commercial Marketing Approval and be consistent with the Specifications required for each country in the Territory in the Field of Use, and shall be consistent with the requirements, expectations and quality associated with the standards that are typical and customary in the industry. Defiante shall promptly provide RegeneRx copies of the foregoing and Defiante shall ensure that the marketing collaterals are legally sufficient in each country in the Territory for the Field of Use.

         6.11 Requirement for the Bulk Active Material to Conform to Specifications. During the Term, RegeneRx shall strictly comply with the requirements recited in the Specifications consistent with Commercial Marketing Approval for each country in the Territory. Additionally, Defiante, at its sole expense, shall be permitted, upon mutually agreeable times, to visit RegeneRx's facility, or such other facility, as is under control of RegeneRx for the purposes of Bulk Active Material manufacture, to observe the manufacture of Bulk Active Material. If RegeneRx fails to comply with the Specifications as set forth in the Commercial Marketing Approval, RegeneRx shall use all good faith and reasonable measures to promptly bring into compliance the Specifications with such Commercial Marketing Approval so that Defiante can comply with the Commercial Marketing Approval. RegeneRx, however, shall not alter, change, modify, revise, update or, in any way, vary the Specifications without previously notifying and obtaining the approval of Defiante, which approval shall not be unreasonably withheld or delayed. Thereafter, Defiante shall be responsible for securing necessary approvals to Commercial Marketing Approval by the relevant authorities. The foregoing, as applicable, shall apply to Sub-Licensees, as appropriate. It is understood that Defiante shall not alter, modify, change or, in any manner, revise the Specifications without the written approval of RegeneRx, which approval shall not be unreasonably withheld or delayed, at RegeneRx's discretion.

         6.12 Requirement for the Finished Drug Product to Conform to Specifications. During the Term, Defiante shall strictly comply with the specifications for the Finished Drug Product consistent with Commercial Marketing Approval for each country in the Territory. Additionally, RegeneRx, at its sole expense, shall be permitted, upon mutually agreeable times, to visit Defiante's facility, or such other facility, as is under control of Defiante for the purposes of Finished Products manufacture, to observe the manufacture of Finished Products. If Defiante fails to comply with such specifications as determined by the appropriate authorities responsible for Commercial Marketing Approval, Defiante shall use all good faith and reasonable measures to promptly comply with the specifications for the Finished Drug Product consistent with Commercial Marketing Approval for each country in the Territory for the Field of Use. If despite such good faith and reasonable efforts, Defiante still fails to meet such specifications and Sales are affected, RegeneRx shall permit Defiante ninety (90) days to remedy such failure. Further, if, at any time during the Term of this Agreement, Defiante or any of its Sub-Licensees and/or Distributors directly cause one of the following events to occur: i) sanctions imposed on Defiante, Sub-Licensees or Distributors by appropriate authorities that cause the Finished Product to be removed from commercial availability or the market for more than two (2) times during a two (2) year period; or ii) any occurrence that causes Defiante, Sub-Licensees or Distributors to fail to make commercially available or to make Sales of the Finished Product for a period of twelve (12) consecutive months, then RegeneRx and Defiante shall discuss the foregoing events within ninety (90) days of the occurrence of one of the foregoing events. Defiante, however, shall not alter, change, modify, revise, update or, in any way, vary the specifications for the Finished Drug Product without the written authorization of RegeneRx, not to be unreasonably denied or delayed, unless such alteration, change, modification, revision, update or variance is required by the appropriate authorities responsible for Commercial Marketing Approval. The foregoing, as applicable, shall apply to Sub-Licensees, as appropriate.

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         6.13 Marketing Practices. Defiante shall, to the extent that it is typical and customary based upon industry standards:

              (a) avoid deceptive, misleading, or unethical practices that may be detrimental to RegeneRx, RegeneRx Improvements, Joint Improvements, Bulk Active Material, Documentation or the Finished Products;

              (b) not make any representations, warranties or guarantees to any third party or entity on behalf of RegeneRx or concerning RegeneRx Improvements, Joint Improvements, Bulk Active Material, Documentation or Finished Products, unless mutually agreed to otherwise by the parties hereto;

              (c) comply with all applicable EU and local country laws and regulations with respect to the subject matter of this Agreement; and

              (d) acknowledge that RegeneRx shall not participate in the marketing, promotion or selling of the Finished Products, but will provide information and material, at its discretion, that may be relevant and pertinent to Defiante's activities to commercialize Finished Products in the Territory for the Field of Use.

         6.14 Reports on Adverse Reactions to Finished Products. During the Term herein, in the event an individual user obtains from a Customer the Finished Product and suffers an adverse reaction, Defiante shall immediately report to RegeneRx in detail according to applicable laws and regulations the adverse reaction indicating such items as, but not limited to, the unit or lot of Finished Products responsible for the adverse reaction, the date manufactured, type of adverse reaction, patient records and what aspect, if any, of non-compliance with the Specifications occurred that may have been a cause or contributing factor to such adverse reaction. Further, in case of a medical emergency involving any Finished Products, or if required by any appropriate regulatory authority to which Finished Products are subject, RegeneRx shall have immediate access, upon request, to all Documentation, including protocols, regulatory documentation, and promotional materials, prepared by or for Defiante, relating to the use or Sale of Finished Products. Defiante shall promptly inform RegeneRx of any such medical emergency or requirement of any appropriate regulatory authority as the foregoing requires. This Section shall apply to Sub-Licensees. Mutatis mutandis, RegeneRx shall notify Defiante according to this Section of any adverse reaction, side effects or the like connected with the Finished Products and/or Bulk Active Material. On an annual basis following commercial availability on the Effective Date, Defiante shall deliver a report to RegeneRx that summarizes the occurrence of any of the foregoing events related to adverse reactions. In the event no adverse reaction occurs during a year that is an annual period, no report shall be required to be delivered.

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         6.15 Trademark for Bulk Active Material and Trademark for Finished
Products. During the Term, RegeneRx shall provide, if appropriate, Trademark for Bulk Active Material to Defiante for the purposes of engaging in the commercial availability and marketing, distribution and Sales of Finished Products. The right to use the Trademark for Bulk Active Material shall be subject to the Trademark for Bulk Active Material Grant recited in Article 2, Section 2.2, and the obligations under Attachment F.

              (a) Defiante shall be entitled to select one or more Trademark(s) for the Finished Products. RegeneRx shall cooperate in good faith with Defiante for choosing such Trademark for the Finished Product. Defiante shall assume all appropriate steps to obtain, register, protect and maintain in Defiante's or its designee's name the Trademark for the Finished Products in the Territory. Trademark for the Finished Product shall be listed in Attachment G, which is made a part hereof, following prompt notification to RegeneRx when such Trademark for Finished Product is created and thereafter, made the subject of applications for registration under appropriate trademark law in each country in the Territory, at Defiante's expense.

              (b) At RegeneRx's discretion and if permitted by law, RegeneRx shall require Defiante, its Affiliates and/or Sub-Licensees to co-brand Finished Products with Trademark for Bulk Active Material and Trademark for the Finished Product. The parties will cooperate in utilizing and displaying the Trademark for the Bulk Active Material in accordance with the requirements recited in the Trademark Style Guide and Requirements. Further, the parties will cooperate in reviewing the display and use of the Trademark for the Finished Product in combination with the Trademark for the Bulk Active Material.

         6.16 Application to Sub-Licensees and Affiliates. All of the foregoing obligations in this Article 6, as appropriate, shall apply to Sub-Licensees and Affiliates.

                                   ARTICLE 7
                                   ---------
                 CONFIDENTIAL INFORMATION, INTELLECTUAL PROPERTY

         7.1 Confidentiality, Proprietary Information And Publicity.

              (a) Confidentiality. By nature of this Agreement, each party may have access to information of the other party which is considered confidential and/or proprietary ("Information"). Information shall include, but not be limited to, the following:

                   (i) RegeneRx Improvements, Defiante Improvements, Joint Improvements, Patents, Know-How, Bulk Active Material, Finished Products and Specifications;

                   (ii) Documentation;

                   (iii) product plans, technology, data, samples, documents, reports, marketing strategy, equipment, personnel information, customer lists, supplier information, business plans, chemical formulations, this Agreement and any other technical or business information related to the foregoing:

                   (iv) Information disclosed pursuant to the Nondisclosure Agreement (Attachment H), which is incorporated herein by reference, and effective as of April 18, 2003 and the terms therein shall apply only to the extent that such Nondisclosure Agreement is consistent with the terms and conditions of this Article 7 and in the event of conflict, the terms of this Agreement shall apply and supercede; and

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                   (v) all other Information provided by either party to the
other which is clearly marked with a confidential or similar legend by the disclosing party.

Notwithstanding the foregoing, Information shall not include information which:
(a) is or becomes a part of the public domain through no act or omission of the receiving party; (b) was in the receiving party's lawful possession prior to the disclosure and had not been subject to limitations on disclosure; (c) is lawfully disclosed hereafter to the receiving party by a third party who did not acquire the information directly or indirectly from the disclosing party; (d) is released in writing by the disclosing party; (e) is subject to disclosure by operation of law; or (f) is independently developed by the receiving party without the access, use or benefit of the Information.

The receiving party shall not disclose, disseminate or distribute Information to any third parties. The receiving party may disclose Information only to its Affiliates, employees, subcontractors, consultants, Sub-Licensees and Distributors, who have a need to know such Information for carrying out the purposes of this Agreement. Further, the parties agree, both during the Term of this Agreement and/or after the termination or expiration of this Agreement, that all Information owned solely by one party and disclosed to the other party shall remain sole property of the disclosing party, and the confidentiality of the Information shall be maintained and protected by the other party with the same effort, but not less than a reasonable degree of effort, used to protect its own confidential and proprietary information of a like nature unless there is an occurrence of one or more of the above conditions. Defiante shall, prior to the disclosure of Information, obligate in writing any and all of its Affiliates, employees, consultants, subcontractors, Sub-Licensees and Distributors to the same degree of care and to similar obligations, as recited herein, regarding the confidentiality and proprietary nature of Information.

The Information shall only be used as specified under and only for the purposes of this Agreement, and for no other purpose.

No other information exchanged between the parties shall be deemed confidential unless agreed to in writing. The confidentiality obligations under this Agreement shall expire ten (10) years following the termination and/or expiration of this Agreement. Notwithstanding the foregoing, in the event certain Information is labeled as the distributing party's "Trade Secret" such Trade Secret Information shall remain confidential beyond the ten (10) year term unless one of the above events in (a) through (f) occur.

              (b) Notices. Defiante shall ensure that the Finished Products include appropriate and proprietary markings. These markings shall include, but are not limited to, acknowledgments and valid proprietary notices. One such notice, for example, is the recitation of the U.S. Patent Nos. assigned/licensed to RegeneRx, which will be timely supplied hereunder by RegeneRx, and which is applicable to the Finished Products, as recited in Attachment A, and/or an appropriate Trademark for the Bulk Active Material designation, as recited in the Trademark Style Guide and Requirements.

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              (c) Publicity Regarding Agreement/Party References. The terms of this Agreement shall be treated by each party as Information. No press release or other publicity of any nature whatsoever regarding this Agreement (including advertising or promotional activity unless expressly permitted in this Agreement) shall be made without the other party's prior written approval. Such approval may be withheld by the approving party in its sole and absolute discretion; provided, however, that approval of such disclosure shall be deemed to be given to the extent such disclosure is required to comply with the Commercial Marketing Approval or the U.S. or local Government. When possible, the publishing party shall give the other party five (5) business days to review the text of such disclosure prior to publication or release. Once a publication or release is approved, use of the same publication or press release containing the same content shall not require additional approvals, provided that no substantive changes are made to the content or context of the publication.

              (d) Publications. If Defiante desires to publish the discoveries and findings of Defiante arising out of its research and development activities related to Joint Improvements, RegeneRx Improvements, Defiante Improvements, Bulk Active Material or Finished Products wherein publications include reputable scientific journals, publications, conferences, symposiums, or meetings papers, abstracts, manuscripts, presentations or other writings (collectively, publications), then Defiante shall provide to RegeneRx a copy of such publication at least sixty (60) days prior to the date on which Defiante intends to submit such publication. RegeneRx may, in writing, on or before the expiration of such sixty (60) day period provide comments on the proposed publication. RegeneRx shall have the right to delay or stop the publication or presentation in order to obtain patent protection for the discoveries and findings contained therein, or to stop or postpone the publication to preserve the confidentiality of any Information of a technical or business nature, or Information related to commercialization efforts and activities. If RegeneRx timely informs Defiante, in writing, that publication or presentation of such publication must be stopped or delayed for the reasons above, Defiante agrees not to publish or present such publication.

         7.2 Title to Intellectual Property.

              (a) Intellectual Property is defined as, but not limited to, any ideas, information, concepts, improvements, know-how, techniques, methods, processes, research, results, developments, work products, designs, expressions, technology, chemical formulations, apparatus, product or function having either patent, copyright, trade secret, trademark or any other proprietary right associated therewith.

              (b) All Intellectual Property rights, title and interests in and to RegeneRx Improvements, Patents, Know-How, RegeneRx Documentation, Bulk Active Material, Trademark for the Bulk Active Material and products embodying the foregoing: i) which are in existence as of the Effective Date, are held by and shall remain vested in RegeneRx to the extent provided by RegeneRx; and/or ii) which are generated, created or developed by RegeneRx based on or derived from the RegeneRx Improvements, Patents, Know-How, RegeneRx Documentation, Bulk Active Material, Trademark for the Bulk Active Material and products embodying the foregoing during the Term, shall be owned by and be vested in RegeneRx to the extent provided by RegeneRx, subject to the Grants recited in Article 2 ("RegeneRx Intellectual Property").

              (c) All Intellectual Property rights, title and interests in any Defiante Documentation, Defiante Improvements, Finished Products, and the Trademark for the Finished Product, generated, created or developed by Defiante based on or derived from the Finished Product or Trademark for the Finished Product during the Term, shall be owned by and vested in by Defiante subject to the applicable Grants recited in Article 2 ("Defiante Intellectual Property").

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              (d) Subject to the relevant conditions herein, all Intellectual
Property rights, title and interests in and to Joint Improvements generated, created or developed jointly by Defiante and RegeneRx during the Term, shall be jointly owned, as equal and undivided interests, by both parties, and jointly vested in RegeneRx and Defiante, with the right of each party upon termination, either only as a result of natural termination under Section 9.1 or as a result of termination for breach under Section 9.3, to exploit such Joint Improvements without an accounting to the other party. In the event of the procurement of Intellectual Property protection for the Joint Improvements, the procuring party shall execute, without additional consideration, all documents reasonably required to confirm both parties' ownership of such Intellectual Property and to permit the procuring party to secure protection thereon.

              (e) In the event RegeneRx Intellectual Property results under
Section 7.2(b) above, Defiante shall execute, without additional consideration, all documents reasonably required to confirm RegeneRx's ownership of such Intellectual Property and to permit RegeneRx to secure protection thereon. Additionally, in the event of termination and/or expiration, and as provided hereunder, Defiante shall either transfer to or confirm to RegeneRx the rights and interests in Defiante Intellectual Property consistent with the rights reserved or granted hereunder, and, alternatively, as provided hereunder, RegeneRx shall confirm to Defiante the rights and interests in RegeneRx Intellectual Property consistent with the rights reserved or granted hereunder.

         7.3 Prosecution and Maintenance of Intellectual Property. RegeneRx shall have full control over and responsibility for filing, prosecution and maintenance of (a) Patents and (b) Know-How and c) Trademark for Bulk Active Material during the Term of this Agreement. However, if RegeneRx does not desire to continue to assume responsibility for the filing, prosecution or maintenance of such Patents and Trademark for Bulk Active Material in the Territory, then Defiante shall be permitted to assume responsibility therefore only in the Territory. The assumption of such responsibility therefore shall, however, in no way diminish RegeneRx's rights, title or interests therein. Should Defiante assume such responsibility, the costs and expenses shall be deducted against any future royalties due and owing under the Agreement from the date such costs and expenses therefore are incurred by Defiante. Defiante shall maintain a record of such costs and expenses for review by RegeneRx. RegeneRx shall timely notify Defiante of its intent not to continue filing, prosecution and maintenance of the Patents and/or Trademark for Bulk Active Material so as to permit Defiante to have sufficient time in which to assume such responsibility therefore in the Territory.

         7.4 Enforcement Against Third-Party Infringement. In the event Defiante, its Affiliates, Distributors or Sub-Licensees, or RegeneRx, itself, become aware of unauthorized, inappropriate or misappropriate use RegeneRx Documentation or Bulk Active Material; or become aware of infringement by a third party of any issued Patents or registered Trademark for the Bulk Active Material within the Territory, that party shall promptly notify the other parties, and Defiante and RegeneRx shall discuss the most appropriate action to take. All parties shall use their reasonable and best efforts in cooperating with each other to terminate such infringement or unauthorized, inappropriate or misuse without litigation; provided that, RegeneRx shall have sole control over the actions and activities in connection therewith and shall have sole discretion as to the non-litigation method of termination as follows:

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              (a) Within one hundred twenty (120) days after the date of notification of the foregoing, if attempts to abate such infringement or unauthorized, inappropriate or misuse are unsuccessful, then RegeneRx has the first right, but not the obligation, to bring such action, at its own expense, against such third party, in which event Defiante or any of the foregoing parties recited herein this Section 7.4 shall cooperate with RegeneRx, as reasonably requested.

              (b) Defiante, subject to any required U.S. Government approvals, may, on its own initiative and cost, but only upon the approval of RegeneRx, join in any suit brought by RegeneRx under this Section 7.4; provided that, the control over the litigation and any offer of or acceptance of settlement associated therewith is in the sole and exclusive control and discretion of RegeneRx.

              (c) All recoveries, damages and awards in a suit brought by RegeneRx, without the joinder of Defiante, and/or all settlement amounts by RegeneRx shall be due solely to RegeneRx. In the event that Defiante joins in any suit brought by RegeneRx under this Section 7.4, all recoveries, damages and awards in such joint action shall be shared equally by RegeneRx and Defiante after the recoupment of RegeneRx's fees, expenses and costs associated with the litigation and required payments to the U.S. Government.

              (d) In the event that RegeneRx elects not to institute or prosecute any suit to enjoin or recover damages from any third-party infringer of the issued Patents or registered Trademark for the Bulk Active Material in the Territory or unauthorized, inappropriate or misuse of RegeneRx Improvements, RegeneRx Documentation or Bulk Active Material in the Territory, then Defiante alone, subject to U.S. Government approvals, but with the cooperation of RegeneRx, at Defiante's expense, may, in its sole discretion and expense, initiate and conduct an infringement, unauthorized, inappropriate or misuse action against such third party. In the event of any settlement as a result of such action , such settlement shall be subject to the approval of RegeneRx.

              (e) In the case of award or settlement proceeds, which may be obtained from such action, the actual costs and expenses incurred by Defiante or RegeneRx and any required payment obligations to the U.S. Government shall be offset against the award or the settlement amounts; and thereafter, the remaining proceeds shall be equally divided between Defiante and RegeneRx, following a final and certified judgment. Defiante agrees that Defiante shall not offer or accept any settlement within the Territory on any issued Patents or registered Trademark for Bulk Active Material or any other claim under a proprietary interest without RegeneRx's prior written approval.

         7.5 Challenge to Patents and Trademarks. To the extent a third-party challenge is lodged against RegeneRx, Defiante, its Affiliates, Distributors or Sub-Licensees based on any issued Patent or registered Trademark for Bulk Active Material, the following shall occur:

              (a) In the event Bulk Active Material, as incorporated into the Finished Products, becomes the subject of a claim of infringement from a third party based upon an issued Patent or registered Trademark for Bulk Active Material in the Territory applicable to that Finished Products, the party first receiving notice of such action shall promptly give notice to the other party and Defiante and RegeneRx shall meet to consider the claim and the appropriate course of action.

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              (b) RegeneRx shall have the sole right to conduct and control the defense of any such suit brought against RegeneRx., Defiante, its Affiliates, Distributors or Sub-Licensee. RegeneRx shall also have the sole right and authority to settle any such suit. Defiante, its Affiliates and/or Sub-Licensee shall cooperate with RegeneRx in connection with the defense of such claim, at RegeneRx costs and expenses.

              (c) Any royalty payments derived from Sales that are due and payable by Defiante hereunder to RegeneRx during such action, shall continue to be payable regardless of such action, subject to the indemnity provision in
Article 8, Section 8.4.

              (d) If any counterclaims occur, which result in amounts awarded to RegeneRx then such amounts shall initially be used to offset RegeneRx's fees and expenses incurred as a result of the action, and to meet the obligation of any required payments to the U.S. Government, and the remaining amount, if any, shall be payable entirely to RegeneRx following a final and certified judgment.

              (e) Neither Defiante, its Affiliates, Distributors nor Sub-Licensee shall be permitted to make an offer of or accept any settlement related to the foregoing challenge to issued Patents without the express written authorization of RegeneRx to do so.

                                   ARTICLE 8
                                   ---------
           REPRESENTATIONS, WARRANTIES, INDEMNIFICATION, LIMITATION OF
                          LIABILITY FOR DAMAGE CLAIMS

         8.1 RegeneRx. RegeneRx represents and warrants that:

              (a) RegeneRx is a corporation validly formed and existing under the laws of the State of Delaware, USA;

              (b) To the best of RegeneRx's knowledge as of the Effective Date, there are no prior or contemporaneous assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral, express or implied, to which it is a party, that are inconsistent with this Agreement;

              (c) To the best of RegeneRx's knowledge as of the Effective Date, RegeneRx has the right to grant under Article 2 to Defiante the rights recited in and pursuant to the terms of this Agreement under any issued Patent or registered Trademark for Bulk Active Material, Documentation, Know-How and RegeneRx Improvements in the Territory for the Field of Use. The parties acknowledge that such representation shall be at all times subject to and qualified by any applicable law, rule, regulation, ordinance, determination or requirement in connection with the rights reserved to the Government of the United States of America;

              (d) The execution, delivery and performance of this Agreement have been duly and effectively authorized by all necessary corporate or other actions, that those actions do not violate, conflict with, or result in the breach of any provision of its Articles of Incorporation, bylaws or any comparable documents, or of any agreement to which it is a party;

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              (e) This Agreement is binding on and enforceable against RegeneRx in accordance with its terms; and

              (f) To the best of its knowledge as of the Effective Date, that the manufacturing of Bulk Active Material and the commercialization of the Bulk Active Material, whether or not incorporated into the Finished Products according to this Agreement, do not infringe any third parties' rights under any issued patents in the Territory.

         8.2 Warranty Disclaimer. Nothing in this Agreement may be construed as:

              (a) A warranty or representation by RegeneRx as to the validity, enforceability or scope of any issued Patents or registered Trademark for Bulk Active Material, RegeneRx Improvements or RegeneRx Documentation in the Territory;

              (b) Except as provided under Section 8.1(e), a warranty or representation that anything made, used, sold or otherwise disposed of under any license or right granted in this Agreement is or will be free from infringement of any patents, copyrights, trademarks and other proprietary rights of third parties;

              (c) An obligation to enforce or defend any actions or suits against or from third parties for infringement relative to Bulk Active Material, RegeneRx Improvements or RegeneRx Documentation, except to the extent and in the circumstances described in Sections 7.4 and 7.5; and

              (d) A grant by implication, estoppel, or otherwise of any licenses under any other patent, trademark, copyright or other proprietary interest of RegeneRx, which is not a subject of this Agreement.

FURTHER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, REGENERX DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND REGENERX MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY, USEFULNESS, OR FITNESS FOR A PARTICULAR PURPOSE TO ANY THIRD PARTY OR DEFIANTE RELATIVE TO REGENERX INTELLECTUAL PROPERTY, THE BULK ACTIVE MATERIAL, TRADEMARK FOR THE BULK ACTIVE MATERIAL, REGENERX IMPROVEMENTS, REGENERX DOCUMENTATION, PATENTS, KNOW-HOW OR INFORMATION, FINISHED PRODUCT, JOINT IMPROVEMENTS OR THIS AGREEMENT.

         8.3 Defiante. Defiante represents and warrants that:

              (a) It is a corporation validly formed and existing under the laws of Portugal;

              (b) To the best of Defiante's knowledge as of the Effective Date, there are no prior or contemporaneous assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral, express or implied, to which it is a party, that are inconsistent with this Agreement;

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              (c) The execution, delivery and performance of this Agreement have been duly and effectively authorized by all necessary corporate or other actions, that those actions do not violate, conflict with, or result in the breach of any provision of its Articles of Incorporation, bylaws or any comparable documents, or of any agreement to which it is a party;

              (d) To the best of Defiante's knowledge, before exploiting Finished Product, Defiante Improvements, or Defiante Documentation generated by Defiante according to this Agreement, Defiante shall ensure that such exploitation does not infringe any third parties' rights under any issued patents or registered trademarks in the Territory; and

              (e) This Agreement is binding on and enforceable against Defiante, its Affiliates and Sub-Licensees, as provided hereunder, and Sigma-Tau Finanziaria SpA, under the Warranty and Undertaking, in accordance with the terms of this Agreement

FURTHER, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, DEFIANTE DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND DEFIANTE MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES AS TO MERCHANTABILITY, USEFULNESS, OR FITNESS FOR A PARTICULAR PURPOSE TO ANY THIRD PARTY OR REGENERX RELATIVE TO THE BULK ACTIVE MATERIAL, THE FINISHED PRODUCTS, DEFIANTE IMPROVEMENTS, JOINT IMPROVEMENTS, TRADEMARK FOR FINISHED PRODUCTS, OR THIS AGREEMENT

         8.4 Infringement Indemnity. As provided for herein under Section 7.5, RegeneRx will defend, indemnify and hold harmless Defiante against any infringement claim by a third party relating to an issued Patent in the Territory for the Bulk Active Material as embodied in the Finished Products that is the subject of Sales in the Territory; provided that:

              (a) Defiante notifies RegeneRx in writing within thirty (30) days of a date that a claim of infringement is received by Defiante;

              (b) RegeneRx has sole control of the defense and all related settlement negotiations as provided under Article 7, Section 7.5; and

              (c) at RegeneRx's request, Defiante provides RegeneRx with all necessary assistance, information and authority to perform the above.

RegeneRx shall have no liability for any claim of infringement based on: (a) use of altered, modified Bulk Active Material not supplied by RegeneRx, or Bulk Active Material not authorized by RegeneRx to be altered, modified or changed if such infringement would have been avoided by the use of an unaltered, unmodified or authorized Bulk Active Material directly supplied by RegeneRx; (b) the combination or use of the Bulk Active Material with materials or ingredients not furnished by RegeneRx if such infringement would have been avoided by use of the Bulk Active Material alone; or (c) the rights of a third party in technology which is similar to the Bulk Active Material previously developed by a third party cooperatively with Defiante prior to the Effective Date of this Agreement.

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In the event Bulk Active Material is held or is believed by RegeneRx to infringe, RegeneRx shall have the option, at its expense, to:

                   (i) modify, at RegeneRx expenses, the Bulk Active Material to be noninfringing, subject to relevant regulatory approvals and regulatory changes to the Commercial Marketing Approval;

                   (ii) obtain for Defiante, at no additional expense to Defiante, a license to continue using and distributing the Bulk Active Material, as provided hereunder; or

                   (iii) terminate this Agreement and return to Defiante an amount equal to the royalties paid hereunder for Sales wherein such royalties shall be payable prorata to Defiante over a three (3) year period from the date of termination. The foregoing shall serve as RegeneRx's entire liability and responsibility for claims of infringement arising out of the Bulk Active Material. RegeneRx shall not be liable for any other sums or amounts arising therefrom, and that amount shall be the total amount payable to Defiante for claims of infringement against Defiante, as recited herein. RegeneRx shall not indemnify Defiante for any other claims of infringement except as expressly stated hereunder.

ADDITIONALLY, REGENERX SHALL NOT BE LIABLE TO DEFIANTE, ITS AFFILIATES, SUB-LICENSEES, DISTRIBUTORS OR SIGMA-TAU FINANZIARIA SPA FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT OR INCIDENTAL DAMAGES OR LOSSES WHICH MAY HAVE RESULTED FROM THE FOREGOING INFRINGEMENT INDEMNITY, EVEN IF REGENERX WAS INFORMED OF SUCH POTENTIAL FOR SUCH LOSSES OR DAMAGES.

         8.5 Indemnification and Insurance.

              (a) Indemnification by RegeneRx. RegeneRx shall be liable for any loss or damage to third parties due to personal injury, illness or death directly relating or attributable to the Bulk Active Material supplied by RegeneRx to the extent that such injury, illness or death directly results from a cause or causes occurring prior to the delivery of any Bulk Active Material to Defiante hereunder and is caused by the negligence or willful malfeasance of RegeneRx or its designees in the manufacturing, storage, transportation, use, handling or labeling of Bulk Active Material. RegeneRx shall defend, indemnify and hold Defiante, its Affiliates, Distributors and Sub-licensees and their agents, employees, officers and directors harmless from all suits, claims, liabilities, losses, expenses and damages (including court costs and reasonable attorneys' fees and expenses) of any kind or character arising from such claims of liability, loss or damage up to the amounts of coverage available under applicable insurance policies held by RegeneRx applicable to such claims but in no event less than the ***.

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              (b) Indemnification by Defiante. Defiante shall be liable for any loss or damage to third parties due to personal injury, illness or death directly relating or attributable to the Finished Product (and directly relating or attributable to the Bulk Active Material to the extent the Bulk Active Material is manufactured by Defiante) to the extent that it results from a cause or causes occurring subsequent to the delivery of any Bulk Active Material to Defiante hereunder and is caused by the negligence or willful malfeasance of Defiante or its designees in the manufacturing, storage, transportation, use, Sale, handling, business practices or activities, including but not limited to actions of contract or tort, or marketing of the Finished Product or the manufacture of Bulk Active Material by Defiante including but not limited to claims under product liabilities, including strict liabilities, associated with Finished Product use, performance, effect or non-effect. Defiante, its Distributors and Sub-Licensees shall defend, indemnify and hold RegeneRx, its Affiliates and their agents, employees, officers and directors harmless from all suits, claims, liabilities, losses, expenses and damages (including court costs and reasonable attorneys' fees and expenses) of any kind or character arising from such liability, loss or damage.

              (c) Contributory Actions. In the event claims made by third parties occur with respect to the events recited in (a) and (b) above and the tribunal determining such claims issues a judgment that allocates responsibilities and liabilities between the parties, no indemnification of a party shall occur where there is contributory causation and each party shall be liable for the amounts of liability determined by the tribunal once the final judgment is rendered, and therefore, each party shall bear all expense, costs and liabilities in defending such claim from a third party.

              (d) Product Liability Insurance. Not later than the date of first use of a Finished Product in humans in any country in the Territory, each party hereto shall obtain and maintain during the term of this Agreement proper product liability insurance issued by a reputable insurance company reasonably acceptable to the other party, insuring each such party's respective liability and indemnification obligations set forth above, respectively, wherein the minimum required amount of coverage shall be an amount equal to ***. Upon request, each party shall provide to the other party a certificate of insurance issued by the relevant insurance company verifying the issuance of an insurance policy complying with the provisions above.

         8.6 Agreement to Cooperate. Except where otherwise stated, in all actions, claims and proceedings of the kind described in this Article 8, as applicable, each of the parties shall, at its own cost, render to the other party all assistance, furnish all documents and information, and cooperate to the fullest extent of its capacity, including but not limited to the assistance of, and the right to consult with, such party's technical and scientific personnel and attorneys.

         8.7 Indemnification for Breach of Representations and Warranties. RegeneRx shall defend, indemnify and hold harmless Defiante and its agents, employees, officers, directors from and against any and all losses or damages caused by a breach of any of the warranties and representations set forth in
Section 8.1 hereof, subject to Section 8.2, within the limits of liability herein. Defiante shall defend, indemnify and hold harmless RegeneRx and its agents, employees, officers, directors from and against any and all losses or damages caused by a breach of any of the warranties and representations set forth in Section 8.3 hereof, within the limits of liability herein.

         8.8 Limitation of Liability. EXCEPT WHERE OTHERWISE STATED AND EXCEPT WITH RESPECT TO CLAIMS ARISING OUT OF MISUSE, UNAUTHORIZED OR MISAPPROPRIATE USE OF INFORMATION OR INTELLECTUAL PROPERTY BY A PARTY HERETO, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS OR REVENUE, INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, INCLUDING BUT NOT LIMITED TO THE USE, RESULTS, ACTUAL OR EXPECTED, BENEFITS, OR

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EFFECTS, WHETHER DIRECT, SIDE OR LATENT, OCCURRING NOW OR IN THE FUTURE FOR
APPLICATIONS OUTSIDE THE FIELD OF USE; EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, RELATED TO THIS AGREEMENT, OR RELATED TO THE POSSESSION, USE, SALE OR DISTRIBUTION OF REGENERX IMPROVEMENTS, DEFIANTE IMPROVEMENTS, JOINT IMPROVEMENTS, KNOW-HOW, PATENTS, TRADEMARK FOR FINISHED PRODUCTS, TRADEMARK FOR BULK ACTIVE MATERIAL, BULK ACTIVE MATERIAL, FINISHED PRODUCTS, OR DOCUMENTATION, OR COMPLIANCE OF THE FINISHED PRODUCT AND/OR BULK ACTIVE MATERIAL WITH THE SPECIFICATION, COMMERCIAL MARKETING APPROVAL OR MANUFACTURING APPROVAL; OR QUALITY OR PERFORMANCE, EXPECTED OR ACTUAL, OF THE FINISHED PRODUCT AND/OR BULK ACTIVE MATERIAL. Each party, however, acknowledges that any breach of its obligations with respect to Information or Intellectual Property of each party will cause such nonbreaching party irreparable injury for which there are inadequate remedies at law and that such nonbreaching party shall further be entitled to equitable relief in addition to all other remedies available to it. Subject to the foregoing, each party's entire liability hereunder shall be limited to actual and provable damages up to the amounts paid or received hereunder, except as provided otherwise herein. Neither party shall be liable for any further or additional amounts of money.

                                   ARTICLE 9
                                   ---------
                              TERM AND TERMINATION

         9.1 Term. This Agreement shall become effective as of the Effective Date, and unless earlier terminated under this Article 9 this Agreement shall expire on a country by country basis on the date that is the later of: (i) the expiration of the last to expire of any granted Patent in the Territory having at least one Valid Claim covering the Finished Products then on the market, its use or manufacture, to the extent such Valid Claim could be enforced against Defiante's activities if not for the license granted hereunder; or (ii) twelve
(12) years from the Effective Date; or (iii) the expiration of any other exclusive or proprietary marketing rights conferred on either party (such as, but not limited to, Orphan designation or like designations) in any country in the Territory ("Term").

         9.2 Termination for Convenience. In the event Defiante desires to terminate the Agreement for convenience at any time during the Term, Defiante shall provide RegeneRx six (6) months notice to permit RegeneRx to locate another licensee in the Territory or develop new business plans. Additionally, in case the above-mentioned six (6) month notice is provided by Defiante on or before January 1, 2007, then such termination shall result in a termination fee of five hundred thousand U.S. dollars (US $500,000), except as provided for in
Section 5.1, which purpose is to cover costs to pursue another licensee and cover all costs and expenses incurred by RegeneRx as a result of activities in winding up business following such termination, that will be due and payable concurrent with the date of receipt of such notice. Defiante acknowledges that termination, as provided hereunder in this Article 9.2, shall not entitle Defiante, its Affiliates, Sub-Licensees or Distributors to exercise any of the grants recited in Article 2, and Defiante, its Affiliates, Sub-Licensees or Distributors shall not be entitled to practice any Joint Improvements. Further, Defiante, its Affiliates, Sub-Licensees or Distributors shall not be permitted to practice any Defiante Improvements that infringe any of the Patents, having Valid Claims, of RegeneRx.

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           REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

         9.3 Termination for Default/Remedies. This Agreement may be terminated by a non-defaulting party, if the other party substantially fails to perform or otherwise materially breaches any of the material terms, covenants or provisions of this Agreement. The non-defaulting party shall give written notice of intent to terminate to the breaching party stating the grounds therefore. The party receiving the notice shall have sixty (60) days thereafter to correct such breach, except where otherwise stated in this Agreement. If such breach is not corrected to the non-breaching party's satisfaction within the sixty (60) day period, then this Agreement shall automatically terminate.

              (a) Except as recited in Section 4.11, this Agreement shall not be subject to termination with respect to the events that occur under Article 4.

              (b) A party that brings an action based on termination shall be entitled to seek the remedies provided under this Agreement subject to the limitation of liabilities recited herein, and the prevailing party shall be entitled to reasonable attorneys' fees and court and administrative costs as determined by the Arbitration Procedures recited in Article 10, Section 10.1(d). The remedies recited herein shall be the sole and entire remedies available to any party hereunder under any proceeding.

         9.4 Effect of Termination.

         9.4.1 Upon termination of this Agreement by Defiante under Section 9.2 and by RegeneRx under Section 9.3, the breach by Defiante and RegeneRx's right to termination under Section 9.3 to be confirmed by the arbitration under
Article 10 hereof:

              (a) Neither party shall thereby be discharged from any liability or obligation to the other party which became due or payable prior to the effective date of such termination; and

              (b) Those Sections of this Agreement which by their nature extend beyond termination and which are explicitly set forth in Section 11.9, shall continue; and

              (c) Defiante shall discontinue the use, marketing and sale of Finished Product and shall discontinue any use of Documentation, Patents, Know-How, Trademark for Finished Products and Trademark for Bulk Active Material and shall cease the exercise of the grants recited in Article 2; and

              (d) All rights transferred to Defiante hereunder shall revert to RegeneRx, and Defiante agrees to execute all instruments necessary and desirable to revest said rights in RegeneRx. Defiante shall transfer all governmental filings or approvals regarding the Finished Product in the Territory, including Commercial Marketing Approval, clinical trial approvals, or other authorizations for the Finished Products to RegeneRx or its designee. Additionally, all rights granted to RegeneRx by Defiante shall survive the termination hereunder; and

              (e) RegeneRx shall be entitled to receive any and all outstanding royalty payments that are due and owing under Articles 3, 4, 5 and 6 within ten
(10) days of the date of termination. RegeneRx shall be entitled to retain all fees and royalty payments paid hereunder; and

              (f) All manufacturing of the Finished Products shall immediately cease except that those Finished Products in progress or those Finished Products, which are the subject of an existing, as of the date of termination, unfulfilled Sales orders may be completed; and thereafter, the Finished Products shall be, at RegeneRx's discretion, promptly either turned over to RegeneRx at landed cost or, in the alternative, finally sold by Defiante. In the event of a final Sale, royalties shall be due and owing within thirty (30) days of the date of such final Sale; and

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              (g) All Information shall be returned to the disclosing party within ten (10) days of the date of termination; and

              (h) Defiante shall promptly assign and transfer, without further consideration, all rights, title and interests in and to Trademark for the Finished Product to RegeneRx. Defiante shall promptly execute all documents reasonably required to effectuate such assignment and transfer; and

              (i) Defiante shall promptly deliver all Defiante Documentation to RegeneRx and assign, without further consideration, all rights, title and interests therein to RegeneRx. Defiante shall not retain any Defiante Documentation upon any early termination hereunder ("Defiante Documentation Grant"); and

              (j) Defiante's grant to Defiante Improvements under Section 2.9 shall become irrevocable and world-wide, provided that, upon the expiration of this Agreement as provided under this Section, RegeneRx shall be provided the rights to use, for any purpose, manufacture and commercially exploit throughout the world, the Defiante Improvements, free of charge and the grant shall be deemed fully paid-up; and

              (k) Defiante shall have the rights to Joint Improvements as specified under Section 7.2(d), unless otherwise agreed to by the parties.

         9.4.2 Upon termination of this Agreement by Defiante under Section 9.3, the breach by RegeneRx and Defiante's right to termination to be confirmed by the arbitration under Article 10 hereof.

              (a) Neither party shall thereby be discharged from any liability or obligation to the other party which became due or payable prior to the effective date of such expiration or termination; and

              (b) Those Sections of this Agreement which by their nature extend beyond termination and which are explicitly set forth in Section 11.9, shall continue; and

              (c) Defiante shall retain the right to the grants recited in
Article 2 for what would have been the remaining term of this Agreement in order to make Sales of, manufacture or have manufactured, and to develop and have developed, the Bulk Active Material and the Finished Products for use or Sale in the Field of Use in the Territory. However, upon such termination in this
Section 9.4.2, Defiante shall continue to pay, as provided hereunder, fifty percent (50%) of the royalty percentage set forth in Section 3.4 and such payments shall up to the date corresponding to the natural expiration of this Agreement in each relevant country in the Territory, as per Section 9.1 hereto. Defiante may elect to continue to purchase the Bulk Active Material from RegeneRx, or its designee, under terms to be mutually negotiated. Additionally, all rights granted to RegeneRx by Defiante hereunder shall survive termination; and RegeneRx shall have the rights to Joint Improvements, as specified under
Section 7.2(d), unless otherwise agreed to by the parties; provided that such Joint Improvements shall not be used outside of the Field of Use out of the Territory.

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          CERTAIN PORTIONS OF THIS DOCUMENT INDICATED BY *** HAVE BEEN
           REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

         9.4.3 Upon natural expiration of the Term of this Agreement under
Section 9.1 above, Defiante shall have a royalty-free, fully paid-up, perpetual license for the grants recited in Article 2 and in Section 4.9 in order to make Sales of the Finished Products, to manufacture or have manufactured, and to develop and have developed, the Bulk Active Material and the Finished Products for use or sale in the Field of Use in the Territory. Defiante may elect to continue to purchase the Bulk Active Material from RegeneRx or its designee under terms to be mutually negotiated. This Section shall survive the natural expiration of this Agreement.

         9.5 Insolvency. It is acknowledged that with respect to any bankruptcy or insolvency proceedings by RegeneRx that does not wind up the business but permits RegeneRx to maintain business operations, it is acknowledged by Defiante that this Agreement shall remain in effect, provided that a trustee is appointed to represent the interests in the assets of RegeneRx, and that any and all royalty payments or fees shall be payable to that trustee when such payments and fees become due and payable, hereunder. Alternatively, if Defiante makes a filing for bankruptcy or insolvency under any proceeding, RegeneRx may at its discretion, promptly terminate this Agreement without further liability except for those obligations which survive under Article 11, Section 11.9.

                                   ARTICLE 10
                                   ----------
                               BINDING ARBITRATION

10.1     Arbitration Procedure.

              (a) In the event that a claim or controversy arises hereunder, the claim or controversy shall be reduced to writing by the aggrieved party and delivered to the nonaggrieved party. The nonaggrieved party shall be given thirty (30) days from the date of receipt of such writing to explain and/or remedy such claim or controversy to the aggrieved party's satisfaction. If the aggrieved party is not satisfied with such explanation and/or remedy, the claim or controversy shall be submitted to a Board of Arbitration for review.

              (b) The Board of Arbitration which, except as hereinafter provided, shall consist of three arbitrators, each party shall appoint one arbitrator each, and the third arbitrator, who shall be the principal arbitrator, shall be elected by the two arbitrators appointed by the parties. The arbitration will be carried out according to the then-existing Rules of the American Arbitration Association. The place of arbitration shall be in Delaware. The Board of Arbitration shall determine matters in dispute in accordance with the laws, as appropriate, of the United States, and the State of Delaware.

              (c) Should either party fail to appoint its respective arbitrator within thirty (30) days from the date requested by the other party, then the arbitrator chosen by the other party shall sit alone as the sole arbitrator. Should the two (2) arbitrators so appointed fail to appoint a third arbitrator within thirty (30) days from the date requested by the other party, the two (2) arbitrators shall jointly seek the intervention of the American Arbitration Association, to appoint the third arbitrator.

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              (d) The arbitration costs and expenses shall be borne by the parties as determined by the Board of Arbitration, except where otherwise stated herein.

              (e) The parties agree that the award of the arbitrators shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or pled to the arbitrators; that it shall be made and shall promptly be payable free of any tax, deduction or off-set; and that any cost, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. Any limits of liability contained in this Agreement shall also apply in any arbitration hereunder.

              (f) The award shall include interest from the date of any damages incurred for breach or other violation of the contract, and from the date of the award until paid in full, at a rate to be fixed by the arbitrators.

              (g) The decision of the Board of Arbitration shall be final, binding and incontestable and may be used as a basis for judgment in the United States, Portugal or elsewhere.

              (h) Neither party shall be entitled to maintain any action in court of law or equity upon any matter in dispute until such matter shall have been submitted and determined as hereinbefore provided and then only for the enforcement decision of the Board of Arbitration.

              (i) Pending the submission to arbitration and thereafter until the Board of Arbitration publishes its awards, the parties shall, except in the event of termination, continue to perform all their obligations under this Agreement without prejudice to a final adjustment in accordance with the arbitrators' award.

                                   ARTICLE 11
                                   ----------
                            MISCELLANEOUS PROVISIONS

         11.1 Agreement Registration. RegeneRx agrees to cooperate in the preparation of any agreement and documentation which may be necessary to register the rights granted herein with any foreign governmental agencies, if such may be required by the laws of any such countries in which Defiante, its Affiliates and/or its Sub-Licensees or Distributors operate, provided that such registration does not diminish or destroy, in whole or in part, RegeneRx's proprietary rights in, RegeneRx Improvements, Joint Improvements, Know-How, Patents, Trademark for Bulk Active Material, Bulk Active Material or Finished Products.

         11.2 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be either transmitted by facsimile or delivered by personal service with return receipt requested and addressed to the party at the address stated above or such other address as the party shall, by written notice to the other, designate. Any such notice shall be deemed received on the day such notice is received.

         11.3 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and their permitted assigns. This Agreement may be assigned, transferred, or hypothecated, in whole or in part, by either party to any entity which obtains a majority interest or controlling interest in a party or acquire substantially all of the a party's assets as a result of a sale, acquisition, merger, or results from a corporate reorganization. This Agreement may not be assigned, transferred or hypothecated, in whole or in part by either party, except as provided hereinbefore. Further, each party is permitted to assign and/or transfer this Agreement, in whole or in part, to any of its Affiliates, upon written notice to the other party.

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           REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

         11.4 Waiver; Delay. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement nor shall a waiver of one provision, condition or requirement constitute a waiver of the remaining provisions, conditions or requirements. Any delay or omission by either party to exercise any right or remedy under this Agreement shall not be construed to be a waiver of any such right or remedy, or any other right or remedy hereunder. All rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.

         11.5 Attorneys' Fees. In addition to any other relief it may be awarded and except as otherwise stated herein, the prevailing party, as so determined by the arbitrators in Article 10, in any proceeding to resolve a dispute pertaining to matters covered by this Agreement shall be entitled to receive its reasonable attorneys' fees and administrative costs, as so determined by the arbitrators in
Article 10, incurred in connection with such proceeding.

         11.6 Entire Agreement. This Agreement, any Exhibits, Attachments and any agreement specifically incorporated by reference constitute the entire Agreement between the parties pertaining to the subject matter hereof, and supercede all proposals, or prior and contemporaneous agreements or understandings of the parties, which include the Deal Terms dated April 18, 2003, regarding such matter.

         11.7 Export Control/U.N. Sales of Goods/Anti-Bribery/Internet. This Agreement and the respective performances of the parties hereunder shall be subject to all applicable laws and regulation as well as export control laws and regulations of the United States of America, and both parties agree that it will comply with such laws and regulations regarding the export or reexport of the Bulk Active Material and/or Finished Products to any country or person outside the United States. The parties specifically disclaim the application of the 1980 United Nations Convention on the International Sales of Goods to the subject matter of this Agreement. Additionally, both parties shall be subject to all applicable Anti-Bribery Ordinances and Kick-Back Regulations, as applicable, to each country in the Territory. Further, all Internet regulations and laws shall apply to commercial activity that is the subject matter of this Agreement.

         11.8 Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in writing and signed by duly authorized representatives of each party. Captions used in this Agreement are included for the convenience of the parties only and shall be disregarded in interpretations of this Agreement.

         11.9 Survival. The obligations recited in Articles 2, 3, 4, 7, 8, 9, 10 and 11, as applicable, shall survive the expiration and/or termination of this Agreement.

         11.10 Governing Law and Severability. The validity, interpretation and performance of this Agreement shall be governed by and construed under the laws of the State of Delaware, and of the United States, as applicable, in the competent courts of Delaware, notwithstanding the principles of any conflicts of law. If any provision of this Agreement is held invalid or unenforceable for any reason, the parties agree that such invalidity shall not affect the validity of the remaining provisions of the Agreement. If any provision of this Agreement is held invalid or unenforceable for any reason, the parties agree that such invalidity shall not affect the validity of the remaining provisions of the Agreement.

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           REDACTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

         11.11 Force Majeure. Except where otherwise expressly provided in this Agreement, neither party shall be considered in default in the performance of its representations, warranties or obligations hereunder if the accuracy or performance is prevented, restricted or interfered with because of any event of force majeure. The party so affected shall give notice promptly to the other party in writing of the event of force majeure, and, thereupon, the affected party shall be excused from those of its obligations hereunder which it is unable to perform because of that event of force majeure for as long as that event of force majeure shall remain in force plus a period of thirty (30) days.

         11.12 Counterparts. This Agreement may be signed in multiple counterparts. Signatures may be transmitted by facsimile telecopier.

         11.13 Independence of Parties. RegeneRx and Defiante are independent contractors and neither party is the legal representative, agent, joint venturer, partner, or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever, except as expressly agreed to herein.

         11.14 Reasonable Interpretation of Clauses. The parties acknowledge that the restrictions and/or rights contained in this Agreement are the result of extended discussion between the parties relating to the development, marketing and distribution of products incorporating Thymosin Beta 4. The parties further acknowledge that the restrictions are reasonable in scope, time, territory or legal validity, and that if any court or Board of Arbitration having jurisdiction over the parties should determine that any part of this Agreement is illegal, invalid or unenforceable for any reason, it is the intent of the parties that any such illegal, invalid or unenforceable provision shall be replaced by a valid provision which will implement the commercial purpose of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first written above.

REGENERX BIOPHARMACEUTICALS, INC.           DEFIANTE FARMACEUTICA LDA



By:                                         By:
-----------------------------------         ------------------------------------
J.J. Finkelstein                            Name:
President and CEO                           Title:

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                                  ATTACHMENT A

                                     PATENTS

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                TITLE                                PRIORITY DATE    STATUS

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***             ***                                  ***           ***
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2600-109-PCT    Thymosin B4 Promotes Wound Repair    07/30/98      Pending
-------------------------------------------------------------------------------
***             ***                                  ***           ***
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2600-109-AU     Thymosin B4 Promotes Wound Repair    07/30/98      Pending
-------------------------------------------------------------------------------
***             ***                                  ***           ***
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***             ***                                  ***           ***
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***             ***                                  ***           ***
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***             ***                                  ***           ***
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***             ***                                  ***           ***
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                                  ATTACHMENT B

                THYMOSIN [beta]4 TENTATIVE RELEASE SPECIFICATIONS

TEST                  METHOD                            LIMITS
----                  ------                            ------

APPEARANCE            ***                               ***

SOLUBILITY            ***                               ***

IDENTITY              ***                               ***


PURITY                ***                               ***

ASSAYS                ***                               ***

MICROBIAL CONTAMINATION

                      ***                               ***

ADDITIONAL ANALYSIS

                      ***                               ***


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                                  ATTACHMENT C

                                    TERRITORY


Tier 1 Countries
----------------
***

Tier 2 Countries
----------------
***

Tier 3 Countries
----------------
***

                                  ATTACHMENT D

             WARRANTY AND UNDERTAKING BETWEEN REGENERX AND SIGMA-TAU

         Sigma-Tau Finanziaria SpA, Viale Sud Africa, 20 00144 Rome Italy ("Sigma-Tau") guarantees the performance of Defiante or its Affiliates as set forth in this Agreement. In the event Defiante or its Affiliates fail to perform its obligations, following an opportunity to cure as provided under this Agreement, Sigma-Tau shall assume all liability, including responsibility for damages, that result from Defiante's or its Affiliates' breach of this Agreement relative to performance by Defiante or its Affiliates unless Sigma-Tau, itself, assumes, at its discretion, all performance obligations under this Agreement. Sigma-Tau, however, shall have no liability to RegeneRx if Defiante or its Affiliates perform under this Agreement. This Warranty and Undertaking shall survive any termination under this Agreement.

REGENERX BIOPHARMACEUTICALS, INC.              SIGMA-TAU Finanziaria SpA



By:                                            By:
    ------------------------------------           -----------------------------
J.J. Finkelstein                                   Name: _______________________
President and CEO                                  Title: ______________________

                                  ATTACHMENT E

                                NIH REQUIREMENTS

NATIONAL INSTITUTE OF HEALTH ("NIH"), THE CENTERS FOR DISEASE CONTROL AND PREVENTION ("CDC"), OR THE FOOD AND DRUG ADMINISTRATION ("FDA"), HEREINAFTER SINGULARLY OR COLLECTIVELY REFERRED TO AS "PHS", AGENCIES OF THE UNITED STATE PUBLIC HEALTH SERVICE AND HUMAN SERVICES ("DHHS") AGENCY REQUIREMENTS

RegeneRx declares that PHS have the following rights on the subject matter of this Agreement.

STATUTORY AND PHS REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS
-------------------------------------------------------------

5.01(a) PHS reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, Licensee agrees to provide PHS reasonable quantities of Licensed Products or materials made through the Licensed Processes for PHS research use.

5.01(b) In the event that Licensed Patent Rights are Subject Inventions made under a Cooperative Research and Development Agreement (CRADA), Licensee grants to the Government, pursuant to 15 U.S.C. 3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice Licensed Patent Rights or have Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of such license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. 552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the First Commercial Sale, Licensee agrees to provide PHS reasonable quantities of Licensed Products or materials made through the Licensed Processes for PHS research use.

5.02 Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from PHS.

5.03 Licensee acknowledges that PHS may enter into future Cooperative Research and Development Agreements (CRADAs) under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. Licensee agrees not to unreasonably deny requests for a Research License from such future collaborators with PHS when acquiring such rights is necessary in order to make a Cooperative Research and Development Agreement (CRADA) project feasible. Licensee may request an opportunity to join as a party to the proposed Cooperative Research and Development Agreement (CRADA).

5.04(a) In addition to the reserved license of Paragraph 5.01 above, PHS reserves the right to grant nonexclusive Research Licenses directly or to require Licensee to grant nonexclusive Research Licenses on reasonable terms. The purpose of this Research License is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, PHS shall consult with Licensee before granting to commercial entities a Research License or providing to them research samples of materials made through the Licensed Processes.

5.04(b) In exceptional circumstances, and in the event that Licensed Patent Rights are Subject Inventions made under a Cooperative Research and Development Agreement (CRADA), the Government, pursuant to 15 U.S.C. 3710a(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partial exclusive, or exclusive sublicense to use Licensed Patent Rights in Licensee's field of use on terms that are reasonable under the circumstances; or if Licensee fails to grant such a license, the Government retains the right to grant the license itself. The exercise of such rights by the Government shall only be in exceptional circumstances and only if the Government determines (i) the action is necessary to meet health or safety needs that are not reasonably satisfied by Licensee; (ii) the action is necessary to meet requirements for public use specified by Federal regulations, and such requirements are not reasonably satisfied by Licensee; or (iii) the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. 3710c(4)(B). The determination made by the Government under this Article is subject to administrative appeal and judicial review under 35 U.S.C. 203(2).

RECORDKEEPING
-------------

8.01 Licensee agrees to keep accurate and correct records of Licensed Products made, used, sold, or imported and Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due PHS. Such records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection at the expense of PHS by an accountant or other designated auditor selected by PHS for the sole purpose of verifying reports and payments hereunder. The accountant or auditor shall only disclose to PHS information relating to the accuracy of reports and payments made under this Agreement. If an inspection shows an underreporting or underreporting or underpaying in excess of five percent (5%) for any twelve (12) month period, then Licensee shall reimburse PHS for the cost of the inspection at the time Licensee pays the unreported royalties, including any late charges as required by Paragraph
                  9.08 of this Agreement. All payments required under this Paragraph shall be due within thirty (30) days of the date PHS provides Licensee notice of the payment due.

PERFORMANCE
-----------

10.01 Licensee shall use its reasonable best efforts to bring the Licensed Products and Licensed Processes to Practical Application. "Reasonable best efforts" for the purposes of this provision shall include adherence to the Commercial Development Plan at Appendix F and performance of the Benchmarks at Appendix E. The efforts of a sub-licensee shall be considered the efforts of Licensee.

10.02 Upon the First Commercial Sale, until the expiration of this Agreement, Licensee shall use its reasonable best efforts to make Licensed Products and Licensed Processes reasonably accessible to the United States public.

NEGATION OF WARRANTIES AND INDEMNIFICATION
------------------------------------------

12.05 Licensee shall indemnify and hold PHS, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of: a) the use by or on behalf of Licensee, its sub-licensees, directors, employees, or third parties of any Licensed Patent Rights; or b) the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights. Licensee agrees to maintain a liability insurance program consistent with sound business practice.

TERM, TERMINATION, AND MODIFICATION OF RIGHTS
---------------------------------------------

13.07 PHS reserves the right according to 35 U.S.C.ss.209(f)(4) to terminate or modify this Agreement if it is determined that such action is necessary to meet requirements for public use specified by federal regulations issued after the date of the license and such requirements are not reasonably satisfied by Licensee.

13.08 Within thirty (30) days of receipt of written notice of PHS's unilateral decision to modify or terminate this Agreement, Licensee may, consistent with the provisions of 37 U.S.C. 404.11, appeal the decision by written submission to the designated PHS official. The decision of the designated PHS official shall be the final agency decision. Licensee may thereafter exercise any and all administrative or judicial remedies that may be available.

13.09 Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expense, due to PHS shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sub-licensees may elect to convert their sublicenses to direct licenses with PHS pursuant to Paragraph 4.03. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to PHS or provide PHS with certification of the destruction thereof.

                                  ATTACHMENT F

                     TRADEMARK STILE GUIDE AND REQUIREMENTS

1. "Trademarks" as used only in this Attachment F mean the TRADEMARK FOR BULK ACTIVE MATERIAL

2. Style Guide Adherence. Defiante will adhere to RegeneRx's style guide, which is attached hereto, which Defiante shall not be permitted to alter, modify or change, in any manner, the Trademarks or use the Trademarks in combination with other marks or designs, unless specifically authorized, in writing, by RegeneRx to do so.

3. Ownership. Defiante hereby acknowledges and recognized that RegeneRx owns all rights, title and interests in the Trademarks, and any use of the Trademarks by Defiante shall not diminish any rights, title or interest in such Trademarks. Defiante further agrees not to take any action inconsistent with such ownership including, without limitation, any action to challenge, dilute, diminish or harm RegeneRx's rights and interests in the Trademarks or its reputation or goodwill symbolized by the Trademarks. Defiante acknowledges that Defiante's use of the Trademarks pursuant to this Agreement and any goodwill established thereby shall inure to the sole benefit of RegeneRx. Defiante shall ensure that the integrity of the Trademarks is maintained in accordance with this Attachment.

4. Cooperation. Defiante shall use reasonable efforts to support RegeneRx in policing and protecting the Trademarks. Defiante shall make reasonable efforts to promptly notify RegeneRx of any activity or action by a third party known to Defiante and that Defiante reasonably considers may infringe or, in any way, harm the Trademarks. Such cooperation by Defiante shall be at the sole expense of RegeneRx.

5. Limit on Registration. Defiante will not attempt to register any of the Trademarks as a trademark with any official trademark office or with any other like regulatory office anywhere in the world. Further, Defiante will not display, use or register any marks, which are substantially similar to the Trademarks.

                                    EXHIBIT 1

                      PROPER DISPLAY AND USE OF TRADEMARKS

                               [TBD IN THE FUTURE]

                                  ATTACHMENT G

                               DEFIANTE TRADEMARKS

                               [TBD IN THE FUTURE]

                                  ATTACHMENT H

                   NONDISCLOSURE BETWEEN DEFIANTE AND REGENERX

                                  [TO BE ADDED]